Exhibit 10.1

Deal CUSIP: 539831AS6
Revolver CUSIP: 539831AT4

$3,000,000,000

REVOLVING CREDIT AGREEMENT

dated as of

August 24, 2022

among

LOCKHEED MARTIN CORPORATION,

The LENDERS Listed Herein,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

CITIBANK, N.A.,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
MIZUHO BANK, LTD. and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agents,

and

BANK OF AMERICA, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
CITIBANK, N.A.,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
MIZUHO BANK, LTD. and
WELLS FARGO SECURITIES, LLC,
Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01 . Definitions	1
Section 1.02 . Accounting Terms and Determinations	17
Section 1.03 . Divisions	18

ARTICLE 3
CONDITIONS

Section 3.01 . Conditions to Effectiveness	36
Section 3.02 . Conditions to All Loans	38

ARTICLE 6
DEFAULTS

Section 6.01 . Events of Default	47

ARTICLE 7
THE AGENTS

Section 7.01 . Appointment and Authorization	50

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01 . Increased Cost and Reduced Return; Capital Adequacy	52
Section 8.02 . Illegality	54
Section 8.03 . Taxes on Payments	54

Section 9.19 . Acknowledgement and Consent to Bail-In of Affected Financial Institutions	71
Section 9.20 . Certain ERISA Matters	72
Section 9.21 . Recovery of Erroneous Payments	73

v

SCHEDULES AND EXHIBITS

SCHEDULE I	–	Commitment Schedule
SCHEDULE II	–	Pricing Schedule

Exhibit A	–	Notice of Committed Borrowing
Exhibit B	–	Competitive Bid Quote Request
Exhibit C	–	Invitation for Competitive Bid Quotes
Exhibit D	–	Competitive Bid Quote
Exhibit E	–	Notice of Competitive Bid Borrowing
Exhibit F	–	Notice of Conversion/Continuation
Exhibit G	–	Compliance Certificate
Exhibit H	–	Assignment and Assumption Agreement
Exhibit I	–	Designation Agreement
Exhibit J	–	Form of Extension Agreement
Exhibit K-1	–	Form of Committed Note
Exhibit K-2	–	Form of Competitive Bid Note

REVOLVING CREDIT AGREEMENT
AGREEMENT dated as of August 24, 2022 among LOCKHEED MARTIN CORPORATION, the LENDERS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Syndication Agent, CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MIZUHO BANK, LTD. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agents, JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MIZUHO BANK, LTD. and WELLS FARGO SECURITIES, LLC, as Arrangers, and BANK OF AMERICA, N.A., as Administrative Agent.
NOW, THEREFORE, the undersigned parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.01. Definitions. The following terms, as used herein and in any Exhibit or Schedule hereto, have the following meanings:
“Additional Lender” has the meaning set forth in Section 2.16(b).
“Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent for the Lenders hereunder, and its successor or successors in such capacity.
“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Agents with a copy to the Company duly completed by such Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Agent Parties” has the meaning set forth in Section 9.02(c).
“Agents” means the Administrative Agent, the Syndication Agent and the Documentation Agents, and “Agent” means any of the foregoing.
“Agreement” means this Revolving Credit Agreement as it may be amended from time to time.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other similar laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans and Term SOFR Loans, its Domestic Lending

Office and (ii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
“Arrangers” means each Person identified on the cover page of this Agreement as such, in its capacity as joint lead arranger and joint bookrunner in respect of this Agreement.
“Assignment and Assumption Agreement” means an agreement, substantially in the form of Exhibit H hereto (including electronic documentation substantially in such form generated by use of an electronic platform), under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 9.08(b) hereof.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1.00%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (iii) Term SOFR plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 hereof, then the Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. Notwithstanding the foregoing, the Base Rate shall not be less than zero for purposes of this Agreement.
“Base Rate Loan” means any Committed Loan in respect of which interest is to be computed on the basis of the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, San Francisco or New York.
“Change in Law” means, for purposes of Section 8.01 and Section 8.02, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“CME” means CME Group Benchmark Administration Limited.
“Commitment” means as to each Lender at any time, the amount set forth opposite such Lender’s name on the Commitment Schedule or in the applicable Assignment and Assumption Agreement, as such amount may be increased or decreased pursuant to the terms of this Agreement.
“Commitment Schedule” means the Commitment Schedule attached hereto as Schedule I.
“Commitment Termination Date” means August 24, 2027, or such later date to which the Commitment Termination Date may be extended pursuant to Section 2.15, or if any such date is not a Business Day, the next preceding Business Day.
“Committed Loan” means a Loan made by a Lender pursuant to Section 2.01.

“Committed Notes” means promissory notes of the Company, substantially in the form of Exhibit K-1 hereto, evidencing the obligation of the Company to repay the Committed Loans, and “Committed Note” means any one of such promissory notes issued hereunder.
“Communication” means this Agreement and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement.
“Company” means Lockheed Martin Corporation, a Maryland corporation, and its successors.
“Company Materials” has the meaning set forth in Section 5.01.
“Competitive Bid Lending Office” means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Competitive Bid Lending Office by notice to the Company and the Administrative Agent; provided that any Lender may from time to time by notice to the Company and the Administrative Agent designate separate Competitive Bid Lending Offices for its Competitive Bid Term SOFR Loans, on the one hand, and its Competitive Bid Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.
“Competitive Bid Loan” means a Competitive Bid Term SOFR Loan or a Competitive Bid Rate Loan.
“Competitive Bid Margin” has the meaning set forth in Section 2.03(d)(ii)(C).
“Competitive Bid Notes” means promissory notes of the Company, substantially in the form of Exhibit K-2 hereto, evidencing the obligation of the Company to repay the Competitive Bid Loans, and “Competitive Bid Note” means any one of such promissory notes issued hereunder.
“Competitive Bid Quote” means an offer by a Lender, in substantially the form of Exhibit D hereto, to make a Competitive Bid Loan in accordance with Section 2.03.
“Competitive Bid Quote Request” means the notice, in substantially the form of Exhibit B hereto, to be delivered by the Company in accordance with Section 2.03 in requesting Competitive Bid Quotes.
“Competitive Bid Rate” has the meaning set forth in Section 2.03(d)(ii)(D).
“Competitive Bid Rate Loan” means a Loan to be made by a Lender pursuant to a Rate Auction.

“Competitive Bid Term SOFR Loan” means a loan to be made by a Lender pursuant to a Term SOFR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.02).
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Company), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent in consultation with the Company determines is reasonably necessary in connection with the administration of this Agreement).
“Consolidated Subsidiary” means at any date any Subsidiary the accounts of which would be consolidated with the Company in its consolidated financial statements if such statements were prepared as of such date. For purposes of Section 4.04 and 5.01 and the definition of the term “Exempt Subsidiary”, Consolidated Subsidiary includes any Exempt Subsidiary.
“Credit Exposure” means, with respect to any Lender at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if its Commitment has terminated, the sum of the aggregate outstanding principal amount of its Loans at such time.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt” means all indebtedness for borrowed money, ESOP guarantees and Finance Lease Obligations reported as debt in the consolidated financial statements of the Company and the Consolidated Subsidiaries, plus all indebtedness for borrowed money and Finance Lease Obligations incurred by third parties and guaranteed by the Company or a Consolidated Subsidiary not otherwise reported as debt in such consolidated financial statements.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Lender any other amount required to be paid by it hereunder, unless in the case of clause (i) above, such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or in the case of clause (ii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith dispute with respect to the amount of such payment (specifically identified by such Lender), (b) has notified the Administrative Agent, the Company or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless, in the case of a writing, such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to it, or (d) has become, or has a direct or indirect parent that has become, the subject of (i) a bankruptcy or insolvency proceeding; provided further, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (ii) a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(d)) upon delivery of written notice of such determination to the Company and each Lender.
“Designated Lender” means, with respect to any Designating Lender, an Approved Fund designated by it pursuant to Section 9.09(a) as a Designated Lender for purposes of this Agreement; provided that, “Designated Lender” shall exclude any Person that is a Disqualified Lender.
“Designated Representative” means any officer or employee as shall be so identified or designated by a Responsible Officer in, or pursuant to, (i) an Officer’s Certificate, (ii) a notice to the Administrative Agent or (iii) an agreement between the Company and the Administrative Agent.

“Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 9.09(a).
“Designation Agreement” has the meaning set forth in Section 9.09(a).
“Disqualified Lender” means (a) any Person designated by the Company as a “Disqualified Lender” by written notice delivered to the Arrangers prior to the Effective Date and (b) any Person that is a competitor of the Company or any of its Subsidiaries, which Person has been designated by the Company as a “Disqualified Lender” by written notice to (i) prior to the Effective Date, the Arrangers or (ii) after the Effective Date, the Administrative Agent, or, in the case of clause (a) or (b), any Person that is clearly identifiable as an affiliate of any such designated Person on the basis of such Person’s name (in each case, other than competitors and affiliates that are bona fide debt funds, investment vehicles or fixed income investors that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit in the ordinary course of business); provided that “Disqualified Lenders” shall exclude any Person that the Company has designated as no longer being a “Disqualified Lender” by written notice to the Administrative Agent and the Lenders; provided, further that, nothing herein shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in Loans to the extent that any such party was not a Disqualified Lender at the time of the applicable assignment or participation, as the case may be.
“Documentation Agent” means each Person identified on the cover page of this Agreement as such, in its capacity as documentation agent under this Agreement.
“Dollars” or “$” means lawful currency of the United States.
“Domestic Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.
“DQ List” has the meaning set forth in Section 9.08(h).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the dates the Commitments become effective in accordance with Section 3.01.
“Electronic Copy” has the meaning set forth in Section 9.18.
“Eligible Assignee” means (i) any other Lender or an affiliate of the assignor Lender or (ii) any other financial institution or an Approved Fund that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and whose long-term debt is rated “A3” or higher by Moody’s or “A-” or higher by S&P, subject in the case of clause (ii) to the approval of the Administrative Agent and, unless a Specified Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed). The withholding of consent to an assignment by the Company shall not be deemed unreasonable if based solely upon the Company’s desire to (A) balance relative loan exposures to the assignee among all credit facilities of the Company or (B) avoid payment of any additional amounts payable to the assignee under Article 8 which would arise from such assignment; provided that, “Eligible Assignee” shall exclude any Person that is a Disqualified Lender.
“Eligible Successor Agent” has the meaning set forth in Section 7.08.
“Environmental Laws” means any and all applicable federal, state and local statutes, regulations, ordinances, rules, administrative orders, consent decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances, or hazardous wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances, or hazardous wastes.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.
“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” has the meaning set forth in Section 8.03(a).
“Exempt Subsidiary” means (i) the Subsidiaries disclosed to the Administrative Agent on or prior to the Effective Date and (ii) any other entity of which the Company owns a sufficient number of securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body that is designated as such pursuant to an Officer’s Certificate; provided that no such designation may be made unless, as of the end of the most recent fiscal quarter prior to such designation, the book value, net of depreciation and amortization and after intercompany eliminations, of the assets of such entity, when aggregated with the book values, net of depreciation and amortization and after intercompany eliminations, of the assets of all Exempt Subsidiaries, other than those Subsidiaries described in clause (i) above, does not exceed 7% of the book value of the total assets of the Company and its Consolidated Subsidiaries. Exempt Subsidiary includes any direct or indirect subsidiary of an Exempt Subsidiary.
“Existing Credit Agreement” means the Five-Year Credit Agreement dated as of August 24, 2021, as amended or supplemented from time to time prior to the Effective Date.
“Extension Agreement” has the meaning set forth in Section 2.15(a).
“Extension Agreement Effective Date” has the meaning set forth in Section 2.15(a).
“Facility” means, at any time, the aggregate amount of the Commitments at such time.
“Facility Fee” has the meaning set forth in Section 2.11(a).
“Facility Fee Base” has the meaning set forth in Section 2.11(a).
“Failed Loan” has the meaning specified in Section 2.04(e).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.
“Finance Lease Obligations” of any Person means any and all monetary obligations under any leasing arrangements which are required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP as such obligations are reported in the consolidated financial statements of such Person. Notwithstanding the foregoing or any other provision contained in this Agreement, any obligations related to a lease (whether now or hereafter existing) that would be accounted for by such Person as an operating lease in accordance with GAAP shall not be considered a Finance Lease Obligation for all purposes under this Agreement.
“Fixed Rate Loans” means Term SOFR Loans or Competitive Bid Loans (excluding Competitive Bid Term SOFR Loans bearing interest at the Base Rate pursuant to Section 8.02) or any combination of the foregoing.
“Foreign Person” has the meaning set forth in Section 8.03(d).
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Increased Commitments” has the meaning set forth in Section 2.16(a).
“Increasing Lender” has the meaning set forth in Section 2.16(b).
“Indemnified Taxes” has the meaning set forth in Section 8.03(a).
“Indemnitee” has the meaning set forth in Section 9.04(b).
“Interest Period” means: (a) as to each (1) Term SOFR Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Conversion/Continuation, and ending one, three or six months (or any other period if consented to by all Lenders) thereafter, and (2) Competitive Bid Term SOFR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter, in each case as selected by the Company, provided that:

(i)    any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iii)    any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date; and
(b)    as to each Competitive Bid Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than seven days), in each case as selected by the Company; provided that:
(i)    any Interest Period (other than an Interest Period determined pursuant to clause (ii) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and
(ii)    any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
“Invitation for Competitive Bid Quotes” means the notice substantially in the form of Exhibit C hereto to the Lenders in connection with the solicitation by the Company of Competitive Bid Quotes.
“Lender” means (i) each bank or other financial institution listed on the signature pages hereof, (ii) each Person that becomes a Lender pursuant to either Section 9.01 or Section 9.08(b) and (iii) their respective successors.
“Lender Party” means any Agent, any Lender and any Arranger.
“Lien” means any mortgage, pledge, security interest, lien, or encumbrance.
“Loan” and “Loans” mean and include each and every loan made by a Lender under this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the validity or enforceability of any material provision of this Agreement or any of the Notes, (b) the material rights and remedies of any Lender or any Agent under this Agreement or any of the Notes, or (c) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.
“Material Debt” means Debt (other than Loans under this Agreement) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $300,000,000.
“Material Subsidiary” means a Subsidiary with a book value of total assets, net of depreciation and amortization and after intercompany eliminations, in excess of $500,000,000.
“Maximum Rate” has the meaning set forth in Section 9.11.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions.
“Non-Consenting Lender” shall mean any Lender that has not consented to any proposed amendment, modification, waiver or termination of this Agreement or a Note which, pursuant to Section 9.07, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.
“Note” or “Notes” has the meaning set forth in Section 2.06(b).
“Notice of Borrowing” means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).
“Notice of Conversion/Continuation” has the meaning set forth in Section 2.05(b).
“Officer’s Certificate” means a certificate signed by an officer of the Company.
“Other Taxes” has the meaning set forth in Section 8.03(b).
“Parent” means with respect to any Lender, any Person controlling such Lender.
“Participant” has the meaning set forth in Section 9.08(d).
“Participant Register” has the meaning set forth in Section 9.08(g).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act) of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Percentage” means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the Total Commitments at such time; provided that in the case of Section 2.17 when a Defaulting Lender shall exist, the term “Percentage” shall mean the percentage of the Total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. At any time after the Commitments shall have terminated, the term “Percentage” shall refer to a Lender’s Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 9.08(b) and to reflect any Lender’s status as a Defaulting Lender at the time of determination.
“Person” means any individual, firm, company, corporation, public benefit corporation, joint venture, joint-stock company, limited liability company or partnership, trust, unincorporated organization, government or state entity, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.
“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.
“Plan of Reorganization” has the meaning set forth in Section 9.08(h).
“Platform” has the meaning set forth in Section 5.01.
“Post-Default Rate” means, with respect to any Loan or any interest payment at any date on or after the due date of such Loan or interest payment, a rate per annum equal to the sum of 2% plus the Base Rate for such date.
“Pricing Schedule” means the Pricing Schedule attached hereto as Schedule II.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Professional Asset Manager” has the meaning set forth in Section 9.20(a)(iii).
“Quarterly Date” means the last day of March, June, September and December in each year, commencing September 30, 2022.

“Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Rates pursuant to Section 2.03.
“Rating Agency” means either of Moody’s or S&P.
“Register” has the meaning set forth in Section 9.08(c).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Related Persons” has the meaning set forth in Section 9.04(b).
“Removal Effective Date” has the meaning set forth in Section 7.08.
“Required Lenders” means, at any time and for any specific purpose, the Lender or Lenders having, in the aggregate, more than 50% of the total Credit Exposures (exclusive in each case of the Credit Exposure(s) of Defaulting Lenders).
“Rescindable Amount” has the meaning set forth in Section 2.04(f).
“Resignation Effective Date” has the meaning set forth in Section 7.08.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean any of the president, chief executive officer, chief financial officer, principal accounting officer or treasurer.
“Restricted Subsidiary” means (x) any Significant Subsidiary and (y) any Subsidiary theretofore designated a Restricted Subsidiary pursuant to the next sentence and not subsequently designated not a Restricted Subsidiary pursuant to the sentence thereafter. If at the end of any fiscal quarter, the aggregate principal amount of Debt of the Company and its Subsidiaries secured by Liens exceeds $300,000,000 and the aggregate total assets (net of depreciation and amortization, and after intercompany eliminations, but without giving effect, as to any Restricted Subsidiary pursuant to clause (y) above, to assets encumbered by Liens to secure Debt) of the Company and all of its Restricted Subsidiaries (“Total Restricted Assets”) are less than 85% of the total assets of the Company and its Subsidiaries (net of depreciation and amortization, and after intercompany eliminations, but without giving effect, as to any Restricted Subsidiary pursuant to clause (y) above, to assets encumbered by Liens to secure Debt) (“Total Assets”), then the Company shall, not later than the date on which financial statements for the fiscal period then ending are required to be delivered pursuant to this Agreement, designate other Subsidiaries as Restricted Subsidiaries such that, after giving effect thereto, Total Restricted Assets equal or exceed 85% of Total Assets. If at the end of any fiscal quarter, Total Restricted Assets are more than 85% of Total Assets, the Company may designate Restricted Subsidiaries which are not then Restricted Subsidiaries pursuant to clause (x) above as being no longer Restricted Subsidiaries, provided that after giving effect thereto, Total

Restricted Assets equal or exceed 85% of Total Assets. Subsidiaries of a Restricted Subsidiary are not Restricted Subsidiaries solely by virtue of such subsidiary status.
“Retiring Lender” has the meaning set forth in Section 9.01(a).
“S&P” means S&P Global Ratings, a division of S&P Global Inc. (or any successor thereto).
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, Her Majesty’s Treasury of the United Kingdom or any EU member state, (b) any Person organized or resident in a Sanctioned Country or (c) any Person subject to Sanctions as a result of a relationship of ownership or control with any of the foregoing where relevant under applicable Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.
“Significant Subsidiary” means a Subsidiary with a book value of total assets, net of depreciation and amortization and after intercompany eliminations, in excess of $350,000,000.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10% (10.0 basis points).
“Specified Event of Default” means an Event of Default under Section 6.01(a), (b), (c), (h) or (i).
“Stockholders’ Equity” means consolidated stockholders’ equity of the Company and the Consolidated Subsidiaries reported as stockholders’ equity on the consolidated balance sheet of the Company and the Consolidated Subsidiaries, as calculated pursuant to Section 1.02; provided that, solely for purposes of calculating the ratio of Debt to the sum of Debt and Stockholders’ Equity set forth in Section 5.09, “Stockholders’ Equity”, may, at the option of the Company, exclude non-cash asset impairments in an amount of up to $750,000,000 for the period from the Effective Date to the Commitment Termination Date.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by the Company, other than any such corporation or other entity that is an Exempt Subsidiary.
“Syndication Agent” means JPMorgan Chase Bank, N.A. in its capacity as Syndication Agent in respect of this Agreement.
“Taxes” has the meaning set forth in Section 8.03(a).
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on Term SOFR pursuant to Section 2.03.
“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Margin” means the percentage determined pursuant to Section 2.08(d) and Schedule II attached hereto.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Total Commitments” means, at the time for any determination thereof, the aggregate of the Commitments of the Lenders.
“Total Usage” means, as to any Lender at any time of determination, the sum of (i) the aggregate principal amount of all Committed Loans by such Lender at such time outstanding and (ii) the product derived by multiplying (a) the aggregate principal amount of all Competitive Bid Loans at such time outstanding and (b) such Lender’s Percentage.
“Trade Date” has the meaning set forth in Section 9.08(h).
“Tranche” means (i) a group of Competitive Bid Loans borrowed on the same date for the same Interest Period and (ii) a group of Term SOFR Loans which are Committed Loans having the same Interest Period.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” means the United States of America, including the States and the District of Columbia, but excluding the Commonwealths, territories and possessions of the United States.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Syndication Agent that the Company wishes to amend any covenant contained in Article 5 to eliminate the effect on the operation of such covenant (or, in the case of clause (a) or clause (b) below, if the Syndication Agent notifies the Company that the Required Lenders wish to amend any such covenant for such purpose) of (a) any change after the date hereof in GAAP (which, for purposes of this proviso shall include the generally accepted application or interpretation thereof), (b) any change after the date hereof in the Company’s accounting policies that are consistent with GAAP or (c) any change after the date hereof in any applicable tax law or regulation or in the interpretation thereof by any regulatory authority (including, without limitation, any change in an applicable tax treaty), then the Company’s compliance with such covenant shall be determined on the basis of (x) GAAP, (y) the Company’s accounting policies or (z) the applicable tax law or regulation or the interpretation thereof in effect immediately before the relevant change in GAAP or accounting policies is adopted by the Company or change in law is effective, as applicable, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to: (i) the impact on Stockholders’ Equity from the re-measurement of post-retirement benefit plans pursuant to the Accounting Standards Codification 715, Compensation-Retirement Benefits (or any other Financial Accounting Standard having a similar result or effect) and (ii) the deferred tax write down and transition tax relating to the Tax Cuts and Jobs Act of 2017 recorded by the Company in the quarter ended December 31, 2017.
Section 1.03. Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
ARTICLE 2
The Credits
Section 2.01. The Committed Loans. On or after the Effective Date, each of the Lenders severally agrees, upon the terms and conditions of this Agreement, to make Loans in Dollars to the Company under this Section 2.01 from time to time prior to the Commitment Termination Date or the termination in full of such

Lender’s Commitment, whichever is earlier, such that the Total Usage of such Lender shall at no time exceed such Lender’s Commitment in effect at such time. No more than twelve Tranches of Term SOFR Loans and Competitive Bid Loans (as set forth in Section 2.03(b) below) shall be outstanding at any time. Within such limits, the Company may borrow, repay and reborrow under this Section 2.01. Each borrowing from the Lenders shall be in an aggregate amount of not less than $10,000,000 and in multiples of $1,000,000.
Section 2.02. Method of Committed Borrowing. The Company shall give the Administrative Agent written or telephonic notice (a “Notice of Committed Borrowing”) no later than 1:00 p.m. (New York time) or, with respect to any Base Rate Loan, 2:00 p.m. (New York time) (i) at least two Business Days before the date of each borrowing hereunder on the basis of Term SOFR or, (ii) on the day of each borrowing hereunder on the basis of the Base Rate, specifying in each case the date of such borrowing, which shall be a Business Day, the amount to be borrowed, any election as between the Base Rate and Term SOFR, and, if Term SOFR is elected, a selection of the applicable Interest Period. A written Notice of Committed Borrowing shall be executed by a Responsible Officer or a Designated Representative and shall be substantially in the form of Exhibit A hereto, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer or a Designated Representative. A telephonic notice hereunder may only be provided by a Responsible Officer or a Designated Representative, such notice to be promptly followed by a written Notice of Committed Borrowing executed as set forth above.
Section 2.03. Competitive Bid Borrowings. (a) In addition to Committed Loans pursuant to Section 2.01, the Company may, as set forth in this Section 2.03 from time to time prior to the Commitment Termination Date or earlier termination of the Commitments, request the Lenders to make offers to make Competitive Bid Loans to the Company, but only to the extent that, after giving effect thereto, the Total Usage of all Lenders does not exceed the Total Commitments. Such Lenders may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.
(b)    When the Company wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by facsimile transmission or electronic communication, pursuant to procedures approved by the Administrative Agent, a Competitive Bid Quote Request so as to be received no later than 1:00 p.m. (New York time) on (x) the third Business Day prior to the date of the Loan proposed therein, in the case of a Term SOFR Auction or (y) the Business Day next preceding the date of the Loan proposed therein, in the case of a Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified the Lenders not later than the date of the Competitive Bid Quote Request for the first Term SOFR Auction or Rate Auction for which such change is to be effective) specifying:

(i)    the proposed funding date of such Loan, which shall be a Business Day,
(ii)    the aggregate amount of such Loan, which shall be $10,000,000 or a larger multiple of $1,000,000,
(iii)    the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,
(iv)    the interest payment date or dates applicable thereto, and
(v)    whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Rate.
The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request.
(c)    Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Lenders by facsimile transmission or electronic communication, pursuant to procedures approved by the Administrative Agent, an Invitation for Competitive Bid Quotes, which shall constitute an invitation by the Company to each such Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.
(d)    (i) Each Lender may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile transmission or electronic communication, pursuant to procedures approved by the Administrative Agent, at its offices specified on the signature pages hereto not later than (x) 10:45 a.m. (New York time) on the second Business Day prior to the proposed date of borrowing, in the case of a Term SOFR Auction or (y) 9:15 a.m. (New York time) on the proposed date of borrowing, in the case of a Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified the Lenders not later than the date of the Competitive Bid Quote Request for the first Term SOFR Auction or Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate in the capacity of a Lender notifies the Administrative Agent of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Lenders. Subject to Articles 3 and 6, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.
(ii)    Each Competitive Bid Quote shall specify:

(A)    the proposed date of borrowing,
(B)    the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted,
(C)    in the case of a Term SOFR Auction, the margin above or below the applicable Term SOFR (the “Competitive Bid Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/100th of 1%) to be added to or subtracted from such Term SOFR,
(D)    in the case of a Rate Auction, the rate of interest per annum (specified to the nearest 1/100th of 1%) (the “Competitive Bid Rate”) offered for each such Competitive Bid Loan, and
(E)    the identity of the quoting Lender.
A Competitive Bid Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.
(iii)    Any Competitive Bid Quote shall be disregarded if it:
(A)    is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (ii));
(B)    contains qualifying, conditional or similar language;
(C)    proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or
(D)    arrives after the time set forth in subsection (i) of this subsection (d).
(e)    The Administrative Agent shall promptly notify the Company of the terms (x) of any Competitive Bid Quote submitted by a Lender that is in accordance with subsection (d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote

Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent’s notice to the Company shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered and (C) if applicable, any limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.
(f)    Not later than (x) 1:00 p.m. (New York time) on the second Business Day prior to the proposed date of borrowing, in the case of a Term SOFR Auction, or (y) 11:00 a.m. (New York time) on the proposed date of borrowing, in the case of a Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first Term SOFR Auction or Rate Auction for which such change is to be effective), the Company shall notify the Administrative Agent by telephonic notice of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). A telephonic notice hereunder may only be provided by a Responsible Officer or a Designated Representative. In the case of acceptance, such telephonic notice shall be promptly followed by a written notice executed by a Responsible Officer or a Designated Representative (a “Notice of Competitive Bid Borrowing”), substantially in the form of Exhibit E hereto, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer or a Designated Representative, specifying the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part; provided that:
(i)    the aggregate principal amount of each borrowing of Competitive Bid Loans may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,
(ii)    the principal amount of each borrowing of Competitive Bid Loans must be $10,000,000 or a larger multiple of $1,000,000,
(iii)    acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Rates, as the case may be, and
(iv)    the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.
(g)    If offers are made by two or more Lenders with the same Competitive Bid Margins or Competitive Bid Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.
Section 2.04. Notice to Lenders; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall give each Lender prompt notice of each such borrowing, specifying the relevant information including such Lender’s portion of such borrowing (if any) and the date on which funds are to be made available. If a Notice of Borrowing is revoked by the Company after receipt thereof by the Administrative Agent, the Company shall be subject to the provisions of Section 2.14.
(b)    Not later than 1:00 p.m. (New York time) (or, in the case of Base Rate Loans, 3:00 p.m. (New York time)) on the date specified by the Administrative Agent pursuant to Section 2.04(a), each Lender participating therein shall make available its share of such borrowing, in Dollars, in immediately available funds, to the Administrative Agent at its address referred to in Section 9.02. Unless (i) the Administrative Agent has not received a written Notice of Borrowing pursuant to Section 2.02 or 2.03(f) or (ii) the Administrative Agent determines that any applicable condition set forth in Article 3 has not been satisfied, the amounts so received by the Administrative Agent shall be made available immediately upon receipt to the Company by wire transfer in Dollars, in immediately available funds, to an account of the Company maintained at a financial institution located in the United States designated by the Company to the Administrative Agent.
(c)    Unless the Administrative Agent shall have received notice from a Lender (x) not later than 3:00 p.m. (New York time) on the date of the borrowing, in the case of Base Rate Loans and (y) at least one Business Day prior to the date of the borrowing, in the case of any other Loans, that such Lender will not make available to the Administrative Agent such Lender’s share of the borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of the borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan for purposes of this Agreement, and the Company shall not be required to repay such amount pursuant to this subsection (c).

(d)    The failure of any Lender to make a Loan required to be made by it as part of any borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of the borrowing.
(e)    If any Lender (x) shall fail to make any Loan (the “Failed Loan”) which such Lender is otherwise obligated hereunder to make to the Company on the date of borrowing thereof and the Administrative Agent shall not have received notice from the Company or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied or (y) is otherwise a Defaulting Lender, then, until such Lender shall have made or be deemed to have made (pursuant to the third to last sentence of this subsection (e)) the Failed Loan in full or the Administrative Agent shall have received notice from the Company or such Lender that any condition precedent to the Failed Loan was not satisfied at the time the Failed Loan was to have been made or is no longer a Defaulting Lender, as applicable, whenever the Administrative Agent shall receive any amount from the Company for the account of such Lender, except as otherwise provided in Section 2.17(c), (i) the amount so received will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the Company up to the amount of any Failed Loan and (iii) the Administrative Agent will, accordingly, disburse such amount (up to the amount of such Failed Loan) to the Company or, if the Administrative Agent has previously made such amount available to the Company on behalf of such Lender pursuant to the provisions hereof, reimburse itself (up to the amount of the amount made available to the Company); provided, however, that the Administrative Agent shall have no obligation to disburse any such amount to the Company or otherwise apply it or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so disburse such amount will not violate any law, rule, regulation or requirement applicable to the Administrative Agent. Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Base Rate Loan to the Company in satisfaction, to the extent thereof, of such Lender’s obligation to make the Failed Loan. In the event any amounts remain after application pursuant to the first sentence of this Section 2.04(e), such amounts shall be applied in accordance with Section 2.17(c) hereto. If and during the time that a Failed Loan shall exist, the Company shall have the right to terminate in full the Commitment of the Lender causing such Failed Loan as provided in Section 9.01(a).
(f)    With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Company has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Company (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in Dollars, in immediately available funds, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.05. Conversion/Continuation of Loans. (a) With respect to Committed Loans, the Company shall have the option to (i) convert all or any part of (A) outstanding Base Rate Loans equal to $10,000,000 and multiples of $1,000,000 in excess of that amount to Term SOFR Loans and (B) outstanding Term SOFR Loans equal to $10,000,000 and multiples of $1,000,000 in excess of that amount to Base Rate Loans, or (ii) upon the expiration of any Interest Period applicable to outstanding Term SOFR Loans, to continue all or any portion of such Loans equal to $10,000,000 and multiples of $1,000,000 in excess of that amount as Term SOFR Loans. The Interest Period of any Base Rate Loan or Term SOFR Loan converted to a Fixed Rate Loan pursuant to clause (i) above shall commence on the date of such conversion. The succeeding Interest Period of any Fixed Rate Loan continued pursuant to clause (ii) above shall commence on the last day of the Interest Period of the Loan so continued. Term SOFR Loans may only be converted on the last day of the then current Interest Period applicable thereto or on the date required pursuant to Section 8.02.
(b)    The Company shall deliver a written or telephonic notice of such continuation or conversion (a “Notice of Conversion/Continuation”) to the Administrative Agent no later than (y) 1:00 p.m. (New York time) at least two Business Days in advance of the date of the proposed conversion to, or continuation of, a Term SOFR Loan, and (z) 11:00 a.m. (New York time) on the day of a conversion to a Base Rate Loan. A written Notice of Conversion/Continuation shall be executed by a Responsible Officer or a Designated Representative, shall be in substantially the form attached as Exhibit F, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer or a Designated Representative, and shall specify: (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the aggregate amount of the Loans being converted/continued, (iii) an election between the Base Rate and the Term SOFR and (iv) in the case of a conversion to, or a continuation of Term SOFR Loans, the requested Interest Period. A telephonic Notice of Conversion/Continuation may only be provided by a Responsible Officer or a Designated Representative, which notice must be promptly followed by a written Notice of Conversion/Continuation executed as set forth above. Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent shall give each Lender prompt notice of the contents thereof and such Lender’s pro rata share of all conversions and continuations requested therein. If no timely Notice of Conversion/Continuation is delivered by the Company as to any Term SOFR Loan and such Loan is not repaid by the Company at the end of the applicable Interest Period, such Loan shall be converted to a Base Rate Loan.

Section 2.06. Loan Accounts and Notes. (a) Except as provided in subsection (b) below, the Loans of each Lender shall be evidenced by a loan account in the Company’s name maintained by such Lender and the Administrative Agent in the ordinary course of business. Such loan account maintained by the Administrative Agent shall be conclusive evidence absent manifest error of the amount of the Loan made by such Lender to the Company, the interest accrued and payable thereon and all interest and principal payments made thereon. Any failure so to record or any error in doing so shall in no way limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.
(b)    Upon written request made to the Syndication Agent by a Lender, the Company shall deliver to the Syndication Agent for such Lender a single Committed Note and a single Competitive Bid Note, if applicable, evidencing the Committed Loans and the Competitive Bid Loans, respectively, of such requesting Lender, payable to the order of each such Lender for the account of its Applicable Lending Office. Each such Note shall be in substantially the form of Exhibit K-1 or K-2 hereto, as appropriate. Each reference in this Agreement to the “Note” or “Notes” of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.
(c)    Upon receipt from the Company of the requesting Lender’s Notes, the Syndication Agent shall forward such Notes to such Lender. Such Lender shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender that has requested a Note or Notes to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Note(s). Each Lender that receives a Note or Notes from the Company is hereby irrevocably authorized by the Company to so endorse its Note(s) and to attach to and make a part of its Note(s) a continuation of any such schedule as and when required.
Section 2.07. Payment of Principal. (a) Each Committed Loan shall fall due and be paid as to principal (i) on the Commitment Termination Date and (ii) on any date that the aggregate Total Usage of all Lenders then outstanding exceeds Total Commitments, but ratably only to the extent of such excess.
(b)    Each Competitive Bid Loan shall fall due and be paid as to principal on the last day of the Interest Period applicable to such Loan.
Section 2.08. Interest. Payment of interest on the Loans shall be in accordance with the following:
(a)    Interest shall, subject to any decrease or increase pursuant to clause (d) of this Section 2.08, accrue (y) on each Base Rate Loan for each day at a rate per annum equal to the Base Rate for such day and (z) on each Term SOFR Loan for each day during each period commencing on the first day of an Interest

Period therefor to but excluding the last day of such Interest Period, at a rate per annum equal to the sum of the Term SOFR for such Interest Period plus the Term SOFR Margin for such day, all as selected and specified in a notice to the Administrative Agent furnished pursuant to Section 2.02 or Section 2.05; provided that:
(i)    each selection by the Company as between the Base Rate and the Term SOFR shall be made, as among the Lenders, pro rata in accordance with their respective Commitments, except as variation from such pro-rationing may be required by virtue of suspension as to a particular Lender of its Commitment to make Term SOFR Loans, as contemplated by Section 8.02(a); and
(ii)    subject to the other provisions of this Section 2.08 there may be outstanding hereunder at the same time Committed Loans (or portions thereof) which are Base Rate Loans and other Committed Loans (or portions thereof) which are Term SOFR Loans.
(b)    If requested to do so by the Company, through the Administrative Agent, at least six Business Days before the beginning of any Interest Period applicable to a SOFR Loan, each Lender will advise the Company, through the Administrative Agent, before 10:00 a.m. (New York time) four Business Days preceding the beginning of such Interest Period, as to whether such Lender consents to the selection by the Company of any duration that is not one, three or six months for such Interest Period. If, but only if, all of the Lenders so consent, the Company shall be entitled to select a duration that is not one, three or six months for such Interest Period pursuant to Section 2.02 or 2.05.
(c)    Interest accrued on a Base Rate Loan shall be paid on each Quarterly Date and on the Commitment Termination Date (or earlier date of termination of the Commitments in their entirety). Interest accrued on a Term SOFR Loan shall be paid (i) on the last day of the Interest Period for such Loan, (ii) in the case of a Term SOFR Loan with an Interest Period of more than three months, at intervals of three months from the first day of such Interest Period and (iii) on the date of any prepayment pursuant to Section 2.09 or conversion pursuant to Section 8.02 (but only to the extent accrued with respect to the amount being prepaid or converted). Interest accrued on a Competitive Bid Loan shall be paid on the last day of the Interest Period for such Loan, the date of any prepayment pursuant to Section 2.09 or conversion pursuant to Section 8.02 or as provided in the Competitive Bid Quote Request for such Loan.
(d)    The Term SOFR Margin shall be determined by reference to the senior unsecured long-term debt ratings of the Company by S&P and Moody’s, as specified on Schedule II hereto. Any change in the Term SOFR Margin shall become effective on the day on which such a Rating Agency shall publicly announce a change in such rating.
(e)    Subject to Section 8.02, each Competitive Bid Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of Term SOFR for such Interest Period (determined as if the Competitive Bid Term SOFR Loan were a Term SOFR Loan) plus (or minus) the Competitive Bid Margin quoted by the Lender making such Loan in accordance with Section 2.03. Each Competitive Bid Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Rate quoted by the Lender making such Loan in accordance with Section 2.03.
(f)    Interest on past-due principal and interest shall accrue at the Post-Default Rate during the period from and including the due date thereof to but excluding the date that such amount is paid and shall be payable on demand.
(g)    The Administrative Agent shall determine, in accordance with the provisions of this Agreement, each Base Rate and Term SOFR applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Company and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
(h)    Interest on Fixed Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period (or period ending on a repayment date or date of conversion to a Term SOFR Loan or prepayment date selected pursuant to Section 2.09 or required pursuant to Section 8.02) from and including the first day thereof to but excluding the last day thereof. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed, calculated from and including the date of such Base Rate Loan to but excluding the date of repayment or conversion of such Loan to a Fixed Rate Loan.
(i)    With respect to SOFR or Term SOFR, the Administrative Agent, in consultation with the Company, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders promptly after such amendment becomes effective.
Section 2.09. Optional Prepayments. (a) The Company may, upon notice to the Administrative Agent not later than 11:30 a.m. (New York time) on the date of such prepayment, prepay Base Rate Loans, or any Competitive Bid Loan bearing interest at the Base Rate pursuant to Section 8.02, in each case without penalty or premium, in whole at any time, or from time to time in part in amounts aggregating not less than $10,000,000.
(b)    Subject to Section 2.14, the Company may, upon at least two Business Days’ notice to the Administrative Agent, prepay Term SOFR Loans, in whole at any time, or from time to time in part in amounts aggregating not less than $10,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.
(c)    Except as provided in subsection (a) above, the Company may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof; provided that the Company may prepay all or any portion of the principal amount of any Competitive Bid Loan if such prepayment is consented to by the applicable Lenders in respect of such Competitive Bid Loan.
(d)    Upon receipt of a notice of prepayment, the Administrative Agent shall give each Lender prompt written notice of the contents thereof and the amount of such Lender’s Loans being prepaid pursuant thereto.
(e)    Each notice delivered by the Company pursuant to this Section 2.09 may state that such notice is conditioned upon the effectiveness of other credit facilities (including, without limitation, credit facilities evidenced by a credit agreement or an indenture) or the consummation of any other transaction, in which case such notice may be revoked by the Company (by and upon a written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
Section 2.10. General Provisions As To Payments. (a) All payments by the Company of principal, interest, the Facility Fee and other charges (subject to Section 9.04(d)) under this Agreement shall be made not later than 2:00 p.m. (New York time) on the date when due, in Dollars, in immediately available funds, without set-off, counterclaim or deduction, to the Administrative Agent at its address referred to in Section 9.02. If a Fed-Wire reference or tracer number for any such payment has been received, from the Company or otherwise, by the Administrative Agent by that time the Company will not be penalized for a payment received after 2:00 p.m. (New York time). The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans, the Competitive Bid Rate Loans or of the Facility Fee or any other amounts payable to the Lenders hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Term SOFR Loans or the Competitive Bid Term SOFR Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(b)    Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Company shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
Section 2.11. Fees. (a) Commencing on the Effective Date, the Company agrees to pay to the Lenders a facility fee (the “Facility Fee”) on the daily actual aggregate amount of the Facility Fee Base at a rate per annum determined by reference to the senior unsecured long-term debt ratings of the Company by S&P and Moody’s, as specified on Schedule II hereto. Any change in the Facility Fee shall become effective on the day on which such a Rating Agency publicly announces a change in such rating. Notwithstanding the foregoing, the Facility Fee in respect of the Facility Fee Base, as defined below, of any Lender shall cease to accrue, and accrued but unpaid Facility Fee shall be payable, on the date (if any) on which such Lender’s Facility Fee Base is reduced to zero pursuant hereto. For this purpose the “Facility Fee Base” is the aggregate amount of the Credit Exposures; provided that following termination of the Commitments, the Facility Fee Base at any date shall not include any principal amounts bearing interest at such date at the Post-Default Rate.
(b)    Facility Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) for the actual number of days elapsed. Facility Fees shall be payable in arrears on each Quarterly Date during the period from and including the Effective Date to but excluding the date the Facility Fee Base is reduced to zero and on the date the Facility Fee Base is reduced to zero and shall be paid by the Company to the Administrative Agent for the account of the Lenders.
Section 2.12. Reduction or Termination of Commitments. The Company shall have the right at any time or from time to time, upon not less than three Business Days’ prior written notice to the Administrative Agent, to terminate the Commitments of the Lenders, in whole or in part, provided that each partial termination shall be in an aggregate amount of not less than $25,000,000 and a multiple of $5,000,000, and shall reduce the Commitments of the applicable Lenders proportionately (the Commitment Schedule shall be deemed to be amended to reflect the reduction in such Commitments); and provided further that after giving effect to any such termination or reduction and any prepayment or repayment of the Loans on or before the effective date thereof, the Total Usage of each Lender shall not exceed its Commitment as so reduced (or shall be zero in the case of the termination of the Commitments). The Administrative Agent shall give prompt written notice to each Lender of each such reduction or termination. The Commitment of a Lender may also be terminated under the provisions of Section 9.01(a). Each notice delivered by the Company pursuant to this Section 2.12 may state that such notice is conditioned upon the effectiveness of other credit facilities (including, without limitation, credit facilities evidenced by a credit agreement or an indenture) or the consummation of any other transaction, in which case such notice may be revoked by the Company (by and upon a written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
Section 2.13. Lending Offices. Each Loan shall be made and maintained by the Applicable Lending Office of each respective Lender. Subject to the provisions of Sections 8.01, 8.02 and 9.08(d), each Lender may transfer any Loan to or designate a different office of itself or any subsidiary or affiliate and such office shall thereupon become an Applicable Lending Office.
Section 2.14. Reimbursement. The Company shall reimburse each Lender for all reasonable out-of-pocket costs and expenses, including the cost of any liquidation and redeployment of funds borrowed by such Lender (but excluding loss of margin for the period after any payment, conversion or failure to borrow, convert or continue as described herein), in the event that the Company makes any payment of principal with respect to, or converts, any Fixed Rate Loan on any day other than the last day of an Interest Period applicable thereto (pursuant to Section 2.09 or otherwise) or any borrowing, conversion, continuation or prepayment notified to the Lenders pursuant to Section 2.02, 2.03, 2.05 or 2.09(b) (or any revocation thereof pursuant to Section 2.09(e)) relative to Fixed Rate Loans shall not be consummated because of the Company’s failure to satisfy one or more of the applicable conditions precedent in Article 3 or because the Company fails to borrow, convert, continue or prepay at the specified time. Any Lender requesting reimbursement from the Company for such costs and expenses pursuant to this Section 2.14 shall provide the Company through the Administrative Agent with the calculation of the amount of such costs and expenses in reasonable detail.
Section 2.15. Extension Option. (a) So long as at the time no Default shall exist, the Commitment Termination Date may be extended in the manner set forth in this Section 2.15 for a period of one year from the Commitment Termination Date then in effect; provided that the Commitment Termination Date may only be so extended once per year. If the Company wishes to request an extension of the Commitment Termination Date, the Company shall give written notice to that effect to the Administrative Agent not less six months prior to the Commitment Termination Date then in effect, whereupon the Administrative Agent shall promptly notify each of the Lenders of such request. Each Lender will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its sole discretion, on or prior to a deadline to be determined by Company and the Administrative Agent (not to be less than fourteen days from the date such notice is provided by the Administrative Agent). If any Lender shall not have responded affirmatively on or prior to such deadline, such Lender shall be deemed to have rejected the Company’s proposal to extend such Lender’s Commitment and only the Commitments of those Lenders which have responded affirmatively shall be extended, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit J hereto (the “Extension Agreement”) duly completed and signed by the Company, the Administrative Agent and all of the Lenders that have responded affirmatively. No extension of the Commitments pursuant to this Section 2.15 shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered by the Required Lenders (the effectiveness date of any such Extension Agreement, the “Extension Agreement Effective Date”). Notwithstanding anything to the contrary, the remaining maturity of the Commitments, after giving effect to any extension pursuant to this Section 2.15, will in no event be extended beyond the date that is five years after the applicable Extension Agreement Effective Date.
(b)    If any Lender rejects, or is deemed to have rejected, the Company’s proposal to extend such Lender’s Commitment, (A) subject to (B) below, this Agreement shall terminate on the Commitment Termination Date then in effect with respect to such Lender, and the Company shall pay to such Lender on such Commitment Termination Date any amounts due and payable to such Lender on such date without regard to any pro rata prepayment requirements contained elsewhere in this Agreement and (B) the Company may, if it so elects, require any Lender that does not elect to extend its Commitment to assign at par its Commitment in its entirety to one or more Eligible Assignees pursuant to Section 9.01(b) which Eligible Assignees will agree to the extension of the Commitment Termination Date.
(c)    The Administrative Agent shall promptly notify the Lenders of the effectiveness of each extension of the Commitments pursuant to this Section 2.15.
Section 2.16. Increased Commitments; Additional Lenders.
(a)    From time to time the Company may, upon notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), increase the aggregate amount of the Commitments by an amount up to $500,000,000 in the aggregate for all increases made pursuant to this Section 2.16 (the amount of any such increase, the “Increased Commitments”).
(b)    To effect such an increase, the Company may designate one or more of (x) the existing Lenders or (y) other financial institutions reasonably acceptable to the Administrative Agent, in each case, which at the time agree to (i) in the case of any such lender that is an existing Lender, increase its Commitment (an “Increasing Lender”) and (ii) in the case of any other such lender (an “Additional Lender”), become a party to this Agreement with a Commitment of not less than $10,000,000; it being understood that no existing Lender shall have any obligation to increase its Commitment.
(c)    Any increase in the Commitments pursuant to this Section 2.16 shall be subject to the satisfaction of the conditions contained in the first sentence of Section 3.02(a).
(d)    An increase in the aggregate amount of the Commitments pursuant to this Section 2.16 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Company, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof and (ii) such evidence of appropriate corporate authorization on the part of the Company with respect to the Increased Commitments and such opinions of counsel for the Company with respect to the Increased Commitments as the Administrative Agent may reasonably request.
(e)    On the effective date of any increase in the aggregate amount of the Commitments pursuant to this Section 2.16, (i) each Additional Lender shall pay to the Administrative Agent an amount equal to its pro rata share of the aggregate outstanding Loans and (ii) any Increasing Lender whose Commitment has been increased shall pay to the Administrative Agent an amount equal to the increase in its pro rata share of the aggregate outstanding Committed Loans, in each case such payments shall be for the account of each other Lender.  Upon receipt of such amount by the Administrative Agent, (A) each other Lender shall be deemed to have ratably assigned that portion of its outstanding Committed Loans that is being reduced to the Additional Lenders and the Increasing Lenders in accordance with such Lender’s new Commitment or the increased portion thereof as applicable and (B) the Administrative Agent shall promptly distribute to each other Lender its ratable share of the amounts received by the Administrative Agent pursuant to this paragraph.
Section 2.17. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    The Facility Fee shall cease to accrue on the Commitment of such Defaulting Lender under Section 2.11;
(b)    The Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.07);
(c)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists) to be held in a non-interest bearing deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 3.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(d)    In the event that the Administrative Agent and the Company each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Competitive Bid Rate Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Percentage, and such Lender shall cease to be a Defaulting Lender; provided, however, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 2.18. Inability to Determine Rates.
(a)    If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.18(b), and the circumstances under clause (i) of Section 2.18(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.18(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Company may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base

Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(b)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.18(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.18 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero the Successor Rate will be deemed to be zero for the purposes of this Agreement.
In connection with the implementation of a Successor Rate, the Administrative Agent in consultation with the Company will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders promptly after such amendment becomes effective.
ARTICLE 3
Conditions
Section 3.01. Conditions to Effectiveness. The Commitments shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.07):
(a)    Counterparts. The Administrative Agent and the Syndication Agent (or their counsel) shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, facsimile transmission, electronic communication, pursuant to procedures acceptable to the Administrative Agent, or other written confirmation from such party of execution of a counterpart hereof by such party).
(b)    Account. The Company shall have designated in writing to the Administrative Agent its account pursuant to Section 2.04(b).
(c)    Signatures. The Company shall have certified the name and signature of each officer authorized to sign this Agreement and any Notes on its behalf and each Designated Representative authorized to give Notices of Borrowing or give Notices of Conversion/Continuation under this Agreement. The Lenders may conclusively rely on such certification until they respectively receive notice in writing to the contrary.
(d)    Opinion of Company Counsel. The Administrative Agent and the Syndication Agent (or their counsel) shall have received (i) an opinion of Hogan Lovells US LLP, special counsel for the Company, and (ii) an opinion of the General Counsel, the Associate General Counsel or an Assistant General Counsel of the Company, in form and substance reasonably satisfactory to the Administrative Agent; the Company hereby expressly instructs each such counsel to prepare such opinion for the benefit of the Agents and the Lenders.
(e)    Proof of Corporate Action. The Company shall have delivered copies certified by its Secretary or an Assistant Secretary of its Charter and Bylaws and of all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement and the Notes and the borrowing hereunder.
(f)    Know Your Customer. The Administrative Agent (or their counsel) shall have received all documentation and other information reasonably requested by each Lender that is required for compliance with the Patriot Act or other “know your customer” and anti-money laundering rules and regulations (which requested information shall have been received at least three Business Days prior to the Effective Date to the extent requested by the Lenders at least 10 Business Days prior to the Effective Date).
(g)    Fees. The Lenders and the Agents shall have received the fees, as otherwise agreed to by them and the Company, then or theretofore payable.
(h)    Existing Credit Agreement. Each of the Administrative Agent and the Syndication Agent shall have received evidence satisfactory to it of the termination of all commitments under, and the payment of all principal and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement;
The Administrative Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Lenders that are parties to the Existing Credit Agreement, comprising the “Required Lenders” as defined in the Existing Credit Agreement, and the Company agree to eliminate the requirement under Section 2.12 of the Existing Credit Agreement that notice of optional termination of the commitments thereunder be given three Business Days in advance, and further agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Company shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.
Section 3.02. Conditions to All Loans. The obligation of each Lender to make each Loan to be made by it on or after the Effective Date, is subject to the following conditions precedent:
(a)    Events of Default, Etc. No Event of Default shall have occurred and be continuing; and except as otherwise described by the Company in a writing to the Syndication Agent and waived by the Required Lenders, the representations of the Company in Article 4 (other than Sections 4.04(c), 4.05, 4.09 and 4.10) shall be true on and as of the date of such Loan with the same force and effect as if made on and as of such date. Notwithstanding the foregoing, for purposes of the representations of the Company in Article 4 in respect of any Loans to be made on the Effective Date, the limitation in the parenthetical included in the previous sentence shall not apply.
(b)    Company Representation. Each Notice of Borrowing given by the Company shall constitute a representation by the Company as to the satisfaction in respect of such borrowing of the conditions referred to in Section 3.02(a).
ARTICLE 4
Representations and Warranties
The Company represents and warrants on the Effective Date and subject to Section 3.02(a), each other date required pursuant to this Agreement that:
Section 4.01. Corporate Existence and Power. The Company is duly organized and validly existing under the laws of the state of its organization without limitation on the duration of its existence, is in good standing therein, and is duly qualified to transact business in all jurisdictions where such qualification is necessary, except for such jurisdictions where the failure to be so qualified or licensed will not be reasonably likely to have a Material Adverse Effect; the Company has corporate power to enter into and perform this Agreement; and the Company has the corporate power to borrow Loans, and issue Notes, as contemplated by this Agreement. Each of the Company’s Restricted Subsidiaries is duly organized and validly existing under the laws of the state or other jurisdiction of its organization without limitation on the duration of its existence, is in good standing therein, and is duly qualified to transact business in all jurisdictions where such qualification is necessary, except, in each case, where the failure to be so organized, existing, in good standing, qualified or licensed will not be reasonably likely to have a Material Adverse Effect.
Section 4.02. No Contravention. The execution and delivery by the Company of this Agreement and any Notes and the performance by the Company of its respective obligations under this Agreement and any Notes, do not contravene, or constitute a default under, any provision of applicable law

(including any applicable Environmental Law) or regulation or such corporation’s charter or certificate of incorporation, as the case may be, or bylaws or any indenture, agreement, instrument, judgment or order to which the Company is a party or by which it or any of its material assets or properties may be bound or affected which would be reasonably likely to have a Material Adverse Effect.
Section 4.03. Corporate Authorization; Binding Effect. The Company has taken all corporate action necessary to authorize its execution and delivery of this Agreement and any Notes and the consummation of the transactions contemplated hereby; this Agreement and any Notes constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general equitable principles.
Section 4.04. Financial Information. (a) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 2021 and 2020 and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the years then ended, audited by Ernst & Young LLP and set forth in the Company’s 2021 Form 10-K, a copy of which has been made available to each of the Lenders, present fairly, in all material respects, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and the consolidated results of their operations and their cash flows for each of the years then ended in conformity with GAAP.
(b)    The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 26, 2022 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Company’s Form 10-Q for the quarter ended June 26, 2022, a copy of which has been made available to each of the Lenders, present fairly, in all material respects, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments and the absence of certain footnotes).
(c)    Since December 31, 2021, there has occurred no change in the consolidated financial condition of the Company and its Consolidated Subsidiaries which would be reasonably likely to have a Material Adverse Effect.
Section 4.05. Litigation; Taxes. (a) There are no suits, actions or proceedings pending, or to the knowledge of any member of the Company’s legal department threatened, against or affecting the Company or any Subsidiary, the adverse determination of which is reasonably likely to occur, and if so adversely determined would be reasonably likely to have a Material Adverse Effect.
(b)    The Company and each Subsidiary have filed all material tax returns which, to the knowledge of the Company’s Vice President, Taxes and General Tax Counsel, were required to be filed and have paid or have adequately provided for all taxes shown thereon to be due, including interest and penalties, except for (i) those not yet delinquent, (ii) those the nonpayment of which would not be reasonably likely to have a Material Adverse Effect and (iii) those being contested in good faith and adequately covered by reserves.
Section 4.06. Margin Regulations. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation U.
Section 4.07. Governmental Approvals. No consent, approval, authorization, permit or license from, or registration or filing with, any Governmental Authority is required in connection with the making of this Agreement, with the exception of routine periodic filings made under the Exchange Act and the filing of International Capital Form CQ-1’s.
Section 4.08. Pari Passu Obligations. Under applicable United States laws (including state and local laws) in force at the date hereof, the claims and rights of the Lenders and the Agents against the Company under this Agreement and the Notes will not be subordinate to, and will rank at least pari passu with, the claims and rights of any other unsecured creditors of the Company (except to the extent provided by bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and by general principles of equity).
Section 4.09. Full Disclosure. All information furnished to the Lenders in writing prior to the date hereof in connection with the transactions contemplated hereby does not, collectively, contain any misstatement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date hereof.
Section 4.10. ERISA. Except for matters which are not reasonably expected to have a Material Adverse Effect, (a) each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in substantial compliance in all material respects with the presently applicable material provisions of ERISA and the Internal Revenue Code with respect to each Plan and (b) no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which, in either case has resulted or could result in the imposition of a material Lien or the posting of a material bond or other material security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
Section 4.11. [Reserved].
Section 4.12. Anti-Corruption Laws and Sanctions. (a) The Company has implemented policies and procedures reasonably designed to promote compliance by the Company and its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions. The Company and its Subsidiaries, and their respective officers, and to the knowledge of any Responsible Officer of the Company, its employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions, except in such instances in which failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(b)    The Company and its Subsidiaries are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any of its Subsidiaries being designated as a Sanctioned Person. None of the Company, any Subsidiary or to the knowledge of any Responsible Officer of the Company, any of their respective directors, officers, employees, or agents, is a Sanctioned Person.
Section 4.13. Affected Financial Institution Status. The Company does not constitute an Affected Financial Institution.
ARTICLE 5
Covenants
From the Effective Date and so long as any Lender has any Credit Exposure under this Agreement, the Company agrees that, unless the Required Lenders shall otherwise consent in writing:
Section 5.01. Information. The Company will deliver to the Administrative Agent for each of the Lenders:
(a)    as soon as available and in any event within 60 days after the end of each of its first three quarterly accounting periods in each fiscal year, consolidated statements of earnings and cash flows of the Company and the Consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal period and the related consolidated balance sheet of the Company and the Consolidated Subsidiaries as at the end of such fiscal period, all in reasonable detail (it being understood that delivery of such statements as filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subsection);
(b)    as soon as available and in any event within 120 days after the end of each fiscal year, consolidated statements of earnings and cash flows of the Company and the Consolidated Subsidiaries for such year and the related consolidated balance sheets of the Company and the Consolidated Subsidiaries as at the end of such year, all in reasonable detail and accompanied by an opinion of independent public accountants of recognized standing selected by the Company as to such consolidated financial statements (it being understood that delivery of such statements as filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subsection);
(c)    promptly after their becoming available:

(i)    copies of all financial statements, stockholder reports and proxy statements that the Company shall have sent to its stockholders generally; and
(ii)    copies of all registration statements filed by the Company under the Securities Act of 1933, as amended (other than registration statements on Form S-8 or any registration statement filed in connection with a dividend reinvestment plan), and regular and periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency or agencies substituted therefor) under Section 13 or Section 15(d) of the Exchange Act, or with any national or international securities exchange (other than those on Form 11-K or any successor form);
(d)    from time to time, with reasonable promptness, such further information regarding the business and financial condition of the Company and its Subsidiaries as any Lender may reasonably request through the Syndication Agent; provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, in no event shall the Company or any Subsidiary be required to provide any such information which reasonably (i) is subject to restrictions imposed by applicable security clearance regulations, (ii) violates any binding confidentiality obligations of the Company and/or its Subsidiaries to a Person other than the Company or any of its Subsidiaries, (iii) constitutes non-financial trade secrets or non-financial proprietary information, (iv) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or (v) is subject to attorney-client or similar privilege or constitutes attorney work-product;
(e)    upon a Responsible Officer of the Company obtaining knowledge thereof, prompt notice of the occurrence of any Default;
(f)    upon a Responsible Officer of the Company obtaining knowledge thereof, prompt notice of all litigation and of all proceedings before any governmental or regulatory agency pending (or, to the knowledge of the General Counsel of the Company, threatened) and affecting the Company or any Restricted Subsidiary, except litigation or proceedings which, the adverse determination of which is not reasonably likely to occur, or which, if so adversely determined, would not be reasonably likely to result in a Material Adverse Effect; and
(g)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
Each set of financial statements delivered pursuant to clause (a) or clause (b) of this Section 5.01 shall be accompanied by a certificate in the form attached hereto as Exhibit G signed by the chief financial officer, principal accounting officer, treasurer or assistant treasurer of the Company (i) stating that such officer has no knowledge, except as specifically stated, of any Default and (ii) including the computations showing whether the Company was, at the end of the relevant fiscal period, in compliance with the provisions of Section 5.09.
Information required to be delivered pursuant to clause (a), (b) or (c) above which is filed by the Company with the Securities and Exchange Commission shall be deemed to have been delivered on the date when so filed (it being understood that deemed delivery does not affect the requirement of a certificate as set forth in the preceding paragraph).
The Company hereby acknowledges that the Administrative Agent and/or the Arrangers may, and if reasonably requested by the Company, shall promptly, make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar, or another similar electronic system (the “Platform”).
Section 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful material claims which, if unpaid, might become a Lien upon the property of the Company or such Restricted Subsidiary; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim (i) the payment of which is being contested in good faith and by proper proceedings, (ii) not yet delinquent or (iii) the non-payment of which, if taken in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.
Section 5.03. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance from responsible companies in such amounts and against such risks as is customarily carried by owners of similar businesses and properties in the same general areas in which the Company or such Restricted Subsidiary operates or, to the extent customary, self-insurance.
Section 5.04. Maintenance of Existence. The Company will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly, efficient and regular manner. The Company will cause each Restricted Subsidiary to (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of business, and (ii) conduct its business in an orderly, efficient and regular manner, except to the extent failure to comply with the covenants in each of clause (i) and (ii) would not reasonably be expected to have a Material Adverse Effect. Nothing herein contained shall prevent the termination of the business or corporate existence of any Subsidiary which in the judgment of the Company is no longer necessary or desirable, a merger or consolidation of a Subsidiary into or with the Company (if the Company is the surviving corporation) or another Subsidiary or any merger, consolidation or transfer of assets permitted by Section

5.07, as long as immediately after giving effect to any such transaction, no Default shall have occurred and be continuing.
Section 5.05. Maintenance of Properties. Except to the extent noncompliance would not be reasonably likely to result in a Material Adverse Effect, the Company will keep, and will cause each Restricted Subsidiary to keep, all of its properties necessary, in the judgment of the Company, in its business in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted. Nothing in this Section 5.05 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance, or both the operation and maintenance, of any properties of the Company or any such Restricted Subsidiary if such discontinuance is, in the judgment of the Company (or such Restricted Subsidiary), desirable in the conduct of its business.
Section 5.06. Compliance with Laws. The Company will comply, and will cause each Restricted Subsidiary to comply, with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, a breach of which would be reasonably expected to have a Material Adverse Effect, except where contested in good faith and by proper proceedings.
Section 5.07. Mergers, Consolidations and Sales of Assets. (a) The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
(i)    the Company or another solvent corporation that is incorporated under the laws of the United States, any state thereof or the District of Columbia is the surviving corporation of any such consolidation or merger or is the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety;
(ii)    if a Person other than the Company is the surviving corporation as described in subsection (i) above or is the Person that acquires the property and assets of the Company substantially as an entirety, it shall expressly assume the performance of every covenant of this Agreement and of the Notes on the part of the Company, as the case may be, to be performed or observed;
(iii)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and
(iv)    if the Company is not the surviving corporation, the Company has delivered (i) to the Syndication Agent an Officer’s Certificate and a legal opinion of its General Counsel, Associate General Counsel or Assistant General Counsel, upon the express instruction of the Company for the benefit of the Syndication Agent and the Lenders, each stating that such transaction complies with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and (ii) such information as each Lender or the

Administrative Agent reasonably requests in order to perform its “know your customer” due diligence with respect to the surviving corporation, including a Beneficial Ownership Certification if the surviving corporation qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
(b)    Upon any consolidation by the Company with, or merger by the Company into, any corporation described in Section 5.07(a)(i) or any conveyance or transfer of the properties and assets of the Company substantially as an entirety to any corporation described in Section 5.07(a)(i), such corporation into which the Company is merged or consolidated or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company, under this Agreement with the same effect as if such corporation had been named as the Company, herein, and thereafter, in the case of a transfer or conveyance permitted by Section 5.07(a), the Company, shall be relieved of all obligations and covenants under this Agreement and the Notes.
Section 5.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or suffer to exist any Lien upon any of its assets, now owned or hereafter acquired, securing any Debt; provided, however, that the foregoing restrictions shall not apply to:
(a)    Liens on any assets owned by the Company or any Restricted Subsidiary existing at the date of this Agreement;
(b)    Liens on assets of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with the Company or a Restricted Subsidiary (to the extent applicable, in accordance with Section 5.07) or at the time of a purchase, lease or other acquisition of the assets of a corporation or other entity as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary, whether or not any indebtedness secured by such Liens is assumed by the Company or such Restricted Subsidiary;
(c)    Liens on assets of a corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary;
(d)    Liens securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;
(e)    materialmen’s, suppliers’, tax or other similar Liens arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings; and Liens arising by operation of law in favor of any lender to the Company or any Restricted Subsidiary in the ordinary course of business constituting a banker’s lien or right of offset in moneys of the Company or a Restricted Subsidiary deposited with such lender in the ordinary course of business;
(f)    Liens on assets existing at the time of acquisition of such assets by the Company or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of assets upon the acquisition of such assets by the

Company or a Restricted Subsidiary or to secure any Debt incurred or guaranteed by the Company or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, which Debt is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon, and which Debt may be in the form of obligations incurred in connection with industrial revenue bonds or similar financings and letters of credit issued in connection therewith; provided, however, that in the case of any such acquisition, construction or improvement the Lien shall not apply to any asset theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement made is located;
(g)    Liens in favor of any customer (including any Governmental Authority) to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness or to secure Debt guaranteed by a Governmental Authority;
(h)    Liens on cash or certificates of deposit or other bank obligations in an amount substantially equal in value (at the time such Liens are created) to, and securing, indebtedness in an aggregate principal amount not in excess of $350,000,000 (or the equivalent amount in a different currency);
(i)    Liens equally and ratably securing the Loans and such Debt; provided that the Required Lenders may, in their sole discretion, refuse to take any Lien on any asset (which refusal will not limit the Company’s or any Restricted Subsidiary’s ability to incur a Lien otherwise permitted by this Section 5.08(i)); such Lien may equally and ratably secure the Loans and any other obligation of the Company or any of its Subsidiaries, other than an obligation that is subordinated to the Loans;
(j)    any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement plus the amounts of any premiums, penalties, fees and expenses required to be paid in connection therewith, and that such extension, renewal or replacement shall be limited to all or part of the asset which secured the Lien so extended, renewed or replaced (plus improvements and construction on such asset); and
(k)    Liens securing Debt in an aggregate amount that, together with all other Debt of the Company and its Restricted Subsidiaries that is secured by Liens not otherwise permitted under subsections (a) through (j) above (if originally issued, assumed or guaranteed at such time), does not at the time exceed the greater of 15% of Stockholders’ Equity as of the end of the fiscal quarter preceding the date of determination or $1,500,000,000. For purpose of this Section 5.08(k), the term “Consolidated Subsidiaries” in the definition of “Stockholders’ Equity” includes any Exempt Subsidiaries.

This covenant shall not apply to any “margin stock” within the meaning of Regulation U in excess of 25% in value of the assets covered by this covenant. For the avoidance of doubt, the creation of a security interest arising solely as a result of, or the filing of UCC financing statements in connection with, any sale by the Company or any of its Subsidiaries of accounts receivable not prohibited by Section 5.07 shall not constitute a Lien prohibited by this covenant.
Section 5.09. Leverage Ratio. The Company will not permit, as of the last Sunday of each March, June and September and as of the last day of each December, the ratio of (a) Debt to (b) the sum of Debt and Stockholders’ Equity, each, on a consolidated basis to exceed 65.0%. For purposes of this Section 5.09, (i) the term “Consolidated Subsidiaries” in the definitions of “Debt” and “Stockholders’ Equity” includes any Exempt Subsidiaries, (ii) Debt will exclude (x) Debt of the Consolidated Subsidiaries in the aggregate up to the greater of (A) $300,000,000 and (B) 1.5% of Stockholders’ Equity and (y) Debt consisting of guarantees up to the greater of (A) $600,000,000 and (B) 3.0% of Stockholders’ Equity and (iii) at any time the Company or any Subsidiary enters into a definitive agreement for the acquisition (including pursuant to any amalgamation, merger or consolidation) with payment of total consideration greater than $100,000,000, any Debt incurred for the purpose of financing, in whole or in part, any such acquisition shall be disregarded until such acquisition shall have been consummated.
Section 5.10. Use of Facility. (a) The Company will use the proceeds of the Loans for any lawful corporate purposes.
(b)    The Company and its Subsidiaries will not use, and the Company shall use its best efforts to ensure that the directors, officers, employees, and agents of the Company and its Subsidiaries shall not use, directly or, to the knowledge of any Responsible Officer of the Company, indirectly, the proceeds of any Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except to the extent licensed or otherwise authorized under U.S. law.
ARTICLE 6
Defaults
Section 6.01. Events of Default. If one or more of the following events (each, an “Event of Default”) shall have occurred and be continuing:
(a)    the Company shall fail to pay the principal of any Loan when due;
(b)    the Company shall fail to pay within 5 days of the due date thereof the Facility Fee, or any interest on any Loan;

(c)    the Company shall fail to pay within 30 days after written request for payment by any Lender, acting through the Administrative Agent, any other amount payable under this Agreement;
(d)    the Company shall fail to observe or perform any agreement contained in Sections 5.07 through 5.09;
(e)    the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) through (d) above) for 30 days after written notice thereof has been given to the Company by the Syndication Agent at the request of the Required Lenders;
(f)    any representation or warranty made by the Company in Article 4 of this Agreement or any certificate or writing furnished pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such deficiency shall remain unremedied for 5 days after written notice thereof shall have been given to the Company by the Syndication Agent at the request of the Required Lenders;
(g)    any Material Debt shall become due before stated maturity by the acceleration of the maturity thereof by reason of default, or any Material Debt shall become due by its terms and shall not be paid and, in any case aforesaid in this clause (g), corrective action satisfactory to the Required Lenders shall not have been taken within 5 days after written notice of the situation shall have been given to the Company by the Syndication Agent at the request of the Required Lenders;
(h)    the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(i)    an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
(j)    a final judgment for the payment of money in excess of $300,000,000 (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage or by third party indemnities or a combination thereof) shall have been entered against the Company or any Restricted Subsidiary, and the Company or such Restricted Subsidiary shall not have satisfied the same within 60 days, or caused execution thereon to be stayed within 60 days, and such failure to satisfy or stay such judgment shall remain unremedied for 5 days after notice thereof shall have been given to the Company by the Syndication Agent at the request of the Required Lenders;
(k)    except to the extent such event singly, or together with other such events that have occurred, are not reasonably expected to have a Material Adverse Effect (i) the termination or imposition of liability (other than for premiums under Section 4007 of ERISA) under Title IV of ERISA in respect of, or requiring a trustee to be appointed under Title IV of ERISA to administer, any Plan or Plans or (ii) an action relating to a Multiemployer Plan involving the imposition of a current payment obligation, which, in either case, has not been satisfied or stayed within 60 days and such failure to satisfy or stay is unremedied for 5 days after notice thereof shall have been given to the Company by the Syndication Agent at the request of the Required Lenders;
(l)    during any two-year period, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new director whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or
(m)    any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) (other than an employee benefit or stock ownership plan of the Company or any of its Subsidiaries) shall have acquired, directly or indirectly, shares of capital stock (whether common or preferred or a combination thereof) having ordinary voting power to elect a majority of the members of the Board of Directors of the Company;
then, and in every such event, the Syndication Agent shall, if requested by the Required Lenders, (i) by notice to the Administrative Agent and the Company terminate the Commitments and they shall thereupon terminate, and (ii) by notice to the Administrative Agent and the Company declare the Loans, interest accrued thereon and all other amounts payable hereunder to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the event of (A) the filing by the Company of a petition, or (B) an actual or deemed entry of an order for relief with respect to the Company, under the federal bankruptcy laws as now or hereafter in effect, without any notice to the Company or any other act by the Syndication Agent, the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans, interest accrued thereon and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.
ARTICLE 7
The Agents
Section 7.01. Appointment and Authorization. Each Lender appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto; provided, however, that the Agents shall not commence any legal action or proceeding before a court of law on behalf of any Lender without such Lender’s prior consent.
Section 7.02. Agents and Affiliates. Each of Bank of America, N.A. and JPMorgan Chase Bank, N.A. and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not an Agent hereunder. With respect to its Commitment and Loans made by it, each of Bank of America, N.A. and JPMorgan Chase Bank, N.A. (and any of their respective successors acting as an Agent), in its capacity as a Lender hereunder, shall have the same rights and obligations hereunder as any other Lender and may exercise (or be subject to) the same as though it were not an Agent. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each of Bank of America, N.A. and JPMorgan Chase Bank, N.A. (and any successor acting as an Agent) in its capacity as a Lender.
Section 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agents shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.
Section 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to any Lender for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 7.05. Liability of Agents. (a) No Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as required by the terms of this Agreement) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness (except for its own due execution and delivery) or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reasonable reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
(b)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
Section 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent’s gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder.
Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
Section 7.08. Successor Agents. An Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Company shall, with the consent of the Required Lenders, have the right to appoint a successor Agent (which may be the other institution then acting as Agent). If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 60 days after the retiring Agent gives notice of resignation (the “Resignation Effective Date”), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent (which may be the other institution then acting as Agent), which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 (an “Eligible Successor Agent”); provided that if the retiring Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

If the Person serving as an Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Agent, and with the consent of the Company, appoint a successor Agent that is an Eligible Successor Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder,(ii) all payments and communications provided to be made by, to or through such retiring or removed Agent, including under Section 5.01 hereof, shall instead be made by or to each Lender directly, and (iii) all determinations provided to be made by, to or through such retiring or removed Agent shall instead be made by the Required Lenders, in each case, until such time as the Required Lenders appoint a successor Agent as provided for in this Section. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent (if not already discharged therefrom as provided in this Section). After any retiring or removed Agent’s resignation or removal hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.
Section 7.09. Agents’ Fees. The Company shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and each Agent.
Section 7.10. Documentation Agents. Nothing in this Agreement shall impose upon the Documentation Agents, in such capacity, any duty or obligation whatsoever.
ARTICLE 8
Change in Circumstances
Section 8.01. Increased Cost and Reduced Return; Capital Adequacy. (a) If after the date hereof, in the case of any Committed Loan, or the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, a Change in Law shall impose, modify or deem applicable any reserve, special deposit, assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, including pursuant to Regulation D) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender any other condition affecting such Lender’s Fixed Rate Loans, or its Notes, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Fixed Rate Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note, by an amount deemed by such Lender to be material, then, within 15 days after written demand therefor made through the Administrative Agent, in the form of the certificate referred to in Section 8.01(c), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided that the Company shall not be required to pay any such compensation with respect to any period prior to the 30th day before the date of any such demand.
(b)    Without limiting the effect of Section 8.01(a) (but without duplication), if any Lender determines at any time after the date on which this Agreement becomes effective that a Change in Law will have the effect of increasing the amount of capital or liquidity required to be maintained by such Lender (or its Parent) based on the existence of such Lender’s Loans, Commitment and/or other obligations hereunder, then the Company shall pay to such Lender, within 15 days after its written demand therefor made through the Administrative Agent in the form of the certificate referred to in Section 8.01(c) such additional amounts as shall be required to compensate such Lender for any reduction in the rate of return on capital or liquidity of such Lender (or its Parent) as a result of such increased capital or liquidity requirement; provided that the Company shall not be required to pay any such compensation with respect to any period prior to the 30th day before the date of any such demand; provided further, however, that to the extent (i) a Lender shall increase its level of capital or liquidity above the level maintained by such Lender on the date of this Agreement and there has not been a Change in Law or (ii) there has been a Change in Law and a Lender shall increase its level of capital or liquidity by an amount greater than the increase attributable (taking into consideration the same variables taken into consideration in determining the level of capital or liquidity maintained by such Lender on the date of this Agreement) to such Change in Law, the Company shall not be required to pay any amount or amounts under this Agreement with respect to any such increase in capital or liquidity. Thus, for example, a Lender which is “adequately capitalized” (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Lender) may not require the Company to make payments in respect of increases in such Lender’s level of capital or liquidity made under the circumstances described in clause (i) or (ii) above which improve its capital or liquidity position from “adequately capitalized” to “well capitalized” (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Lender).
(c)    Each Lender will promptly notify the Company, through the Administrative Agent, of any event of which it has knowledge, occurring after the date on which this Agreement becomes effective, which will entitle such Lender to compensation pursuant to this Section 8.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 8.01 and setting forth the additional amount or amounts to be paid to it hereunder and setting forth the basis for the determination thereof shall be conclusive in the absence of manifest error. In determining such amount, such Lender shall act reasonably and in good faith, and may use any reasonable averaging and attribution methods. This Section 8.01 shall not apply to any Indemnified Taxes, Other Taxes or Excluded Taxes, which shall be covered solely by Section 8.03.
(d)    Amounts shall only be payable by the Company to the applicable Lender under this Section 8.01 so long as such Lender determines in good faith that it is its general policy or practices to demand compensation in similar circumstances under comparable provisions of other financing agreements.
Section 8.02. Illegality. (a) Notwithstanding any other provision herein, if, after the date on which this Agreement becomes effective, a Change in Law shall make it unlawful or impossible for any Lender to (i) honor any Commitment it may have hereunder to make any Term SOFR Loan, then such Commitment shall be suspended, or (ii) maintain any Term SOFR Loan or any Competitive Bid Term SOFR Loan, then all Term SOFR Loans and Competitive Bid Term SOFR Loans of such Lender then outstanding shall be converted into Base Rate Loans as provided in Section 8.02(b), and any remaining Commitment of such Lender hereunder to make Term SOFR Loans (but not other Loans) shall be immediately suspended, in either case until such Lender may again make and/or maintain Term SOFR Loans (as the case may be), and borrowings from such Lender, at a time when borrowings from the other Lenders are to be of Term SOFR Loans, shall be made, simultaneously with such borrowings from the other Lenders, by way of Base Rate Loans. Upon the occurrence of any such change, such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent), and shall furnish to the Company in writing evidence thereof certified by such Lender. Before giving any notice pursuant to this Section 8.02, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
(b)    Any conversion of any outstanding Term SOFR Loan or an outstanding Competitive Bid Loan which is required under this Section 8.02 shall be effected immediately (or, if permitted by applicable law, on the last day of the Interest Period therefor).
Section 8.03. Taxes on Payments. (a) All payments in respect of the Loans shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, assessments or governmental charges imposed by the United States, or any political subdivision or taxing authority thereof or therein (“Taxes”), excluding (w) taxes imposed on a Lender’s net income, (x) franchise taxes, (y) branch profits taxes, and (z) taxes imposed under FATCA (all such non-excluded taxes being hereinafter called “Indemnified Taxes” and all such excluded taxes being hereinafter called “Excluded Taxes”), except as expressly provided in this Section 8.03. If any Indemnified Taxes are imposed and required by law to be deducted or withheld from any amount payable to any Lender or Agent, then the Company shall (i) increase the amount payable so that such Lender or Agent will receive a net amount (after deduction of all Indemnified Taxes) equal to the amount due hereunder, (ii) pay such Indemnified Taxes to the appropriate taxing authority for the account of such Lender or Agent, and (iii) as promptly as possible thereafter, send such Lender or Agent evidence showing payment thereof, together with such additional documentary evidence as such Lender or Agent may from time to time require. If the Company fails to perform its obligations under (ii) or (iii) above, the Company shall indemnify the Administrative Agent and/or such Lender or Agent for such Indemnified Taxes and any incremental taxes, interest or penalties that may become payable as a result of any such failure; provided, however, that the Company will not be required to make any payment to any Lender or Agent under this Section 8.03 if withholding is required in respect of such Lender or Agent by reason of such Lender’s failure to comply with subsection (c) or (d), unless such failure results from an amendment to or a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in an applicable tax treaty), which amendment or change becomes effective after the date hereof.
(b)    The Company shall indemnify the Agents and each Lender against any transfer taxes, documentary taxes, or similar assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any Notes (hereinafter referred to as “Other Taxes”).
(c)    Each Lender that is a United States person for United States federal income tax purposes shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.
(d)    Each Lender that is not a United States person for United States federal income tax purposes (a “Foreign Person”) agrees that it shall deliver to the Company and the Administrative Agent (i) on or before the date on which this Agreement becomes effective or the date of the Assignment and Assumption Agreement whereby it became a “Lender” hereunder (whichever is later), two duly completed copies of Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, indicating that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Company and the Administrative Agent, such duly completed extensions or renewals of such forms (or successor forms) certifying in the case of a Form W-8BEN, W-8BEN-E or W-8ECI (or successor forms) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Company and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and (iii) in the event of a transfer of any Loan to a subsidiary or affiliate of such Lender, concurrently with such transfer, a new

Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form), as the case may be, for such subsidiary or affiliate indicating that such subsidiary or affiliate is, on the date of delivery thereof, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. The Company and the Administrative Agent shall each be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.
(e)    If a Lender, at the time it first becomes a party to this Agreement (or because of a change in an Applicable Lending Office) is subject to a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Indemnified Taxes. For any period with respect to which a Lender has failed to provide the Company with the appropriate form pursuant to Section 8.03(c) or (d) (unless such failure is due to a change in treaty, law or regulation, or in the interpretation thereof by any regulatory authority, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to additional payments under Section 8.03(a) with respect to Indemnified Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Indemnified Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes.
(f)    If the Company is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.03, then such Lender will change the jurisdiction of one or more Applicable Lending Offices so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise disadvantageous to such Lender.
(g)    If any Lender is able to apply for any credit, refund, deduction or other reduction in Indemnified Taxes or Other Taxes in an amount which is reasonably determined by such Lender to be material, which arises by reason of any payment made by the Company pursuant to this Section 8.03, such Lender will use reasonable efforts to obtain such credit, refund, deduction or other reduction and, upon receipt thereof, will pay to the Company an amount, not exceeding the amount of such payment by the Company, equal to the net after tax value to such Lender, in its good faith determination, of such part of such credit, refund, deduction or other reduction as it determines to be allocable to such payment by the Company, having regard to all of its dealings giving rise to similar credits, refunds, deductions or other reductions during the same tax period and to the cost of obtaining the same; provided, however, that (i) such Lender shall not be obligated to disclose to the Company any information regarding its tax affairs or computations and (ii) nothing contained in this Section 8.03 shall be construed so as to interfere with the right of such Lender to arrange its tax affairs as it deems appropriate.
(h)    If a payment made to a Lender under this Agreement or a Note would be subject to U.S. federal withholding tax imposed by FATCA if such

Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)    Indemnification by Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Taxes or Other Taxes and without limiting any obligation of the Company to do so), (ii) any Taxes, Other Taxes or Excluded Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.08(g) and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or a Note or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (i).
ARTICLE 9
Miscellaneous
Section 9.01. Termination of Commitment of a Lender; New Lenders. (a) (1) If and during the time a Failed Loan in respect of any Lender shall exist, (2) upon receipt of notice from any Lender for compensation or indemnification pursuant to Section 8.01(c) or Section 8.03, (3) if any Lender shall fail to comply with the requirements of Section 8.03(c), (d), (g) or (h), (4) upon receipt of notice that the Commitment of a Lender to make Term SOFR Loans has been suspended or (5) if any Lender is a Defaulting Lender or a Non-Consenting Lender, the Company shall have the right to terminate the Commitment in full of any such Lender (a “Retiring Lender”). The termination of the Commitment of a Retiring Lender pursuant to this Section 9.01(a) shall be effective on the tenth Business Day following the date of a notice of such termination to the Retiring Lender through the Syndication Agent, subject to the satisfaction of the following conditions:

(i)    in the event that on such effective date there shall be any Loans outstanding hereunder, the Company shall have prepaid on such date the aggregate principal amount of such Loans held by the Retiring Lender only (without regard to the pro rata prepayment requirements contained elsewhere in this Agreement); and
(ii)    in addition to the payment of the principal of the Loans held by the Retiring Lender pursuant to clause (i) above, the Company shall have paid such Retiring Lender all accrued interest thereon, and the Facility Fee and any other amounts then payable to it hereunder, including, without limitation, all amounts payable by the Company to such Lender under Section 2.14 by reason of the prepayment of Loans pursuant to clause (i) with respect to the period ending on such effective date; provided that the provisions of Section 8.01, Section 8.03 and Section 9.04 shall survive for the benefit of any Retiring Lender.
Upon satisfaction of the conditions set forth in clauses (i) and (ii) above, such Lender shall cease to be a Lender hereunder.
(b)    In lieu of the termination of a Lender’s Commitment pursuant to Section 9.01(a), the Company may notify the Syndication Agent that the Company desires to replace such Retiring Lender with an Eligible Assignee (which may be one or more of the Lenders), which will purchase the Loans and assume the Commitment of the Retiring Lender. Upon the Company’s selection of an Eligible Assignee to replace a Retiring Lender, such Eligible Assignee’s agreement thereto and the fulfillment of the conditions to assignment and assumption set forth in Section 9.08 which shall result in payment to the Retiring Lender, either by the Company or the assignee, of all amounts which would have been payable upon termination of its Commitment pursuant to Section 9.01(a), such Eligible Assignee shall become a Lender hereunder for all purposes in accordance with Section 9.08.
(c)    Except to the extent otherwise expressly agreed by the affected parties, no termination or assignment of a Defaulting Lender’s Commitment pursuant to this Section 9.01 will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 9.02. Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy, facsimile transmission or similar writing), except as provided in subsection (b) below, and shall be given to such party (i) in the case of the Company or any Agent, at its address set forth on the signature pages hereof, (ii) in the case of any Lender, at its address set forth in its Administrative Questionnaire or (iii) in the case of any party, such other address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (a) if given by registered or certified mail, upon the earlier of the date of actual receipt or the date of delivery indicated on the return receipt delivered to the sender or (b) if given by any other means, when received at the address or telecopier number specified in this Section and an oral or written confirmation of receipt is received from the recipient.
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Company, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Lender Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent caused by the gross negligence, bad faith or willful misconduct of any of the Agent Parties.

Section 9.03. No Waivers. No failure or delay by any Agent or Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 9.04. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable and documented fees and expenses of the Arrangers and the Agents (including the reasonable and documented fees and expenses of special counsel for the Arrangers and the Agents) in connection with the preparation of this Agreement (or the amendment, modification or waiver thereof) as previously agreed upon between the Company, the Arrangers and the Agents and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agents and the Lenders, including reasonable and documented fees and expenses of no more than (x) one counsel to the Agents (plus one local counsel in each applicable jurisdiction and one specialty counsel in each applicable specialty), (y) one counsel to the Lenders (plus one local counsel in each applicable jurisdiction and one specialty counsel in each applicable specialty) and (z) in the case of an actual conflict of interest, one additional counsel for each group of similarly situated affected persons, taken as a whole), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.
(b)    The Company agrees to indemnify each Agent and Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”; and each of the affiliates and other Persons with respect to any particular Agent or Lender, its “Related Persons”) and hold each Indemnitee harmless from and against (and to reimburse each Indemnitee on demand for) any and all claims, liabilities, losses, damages, costs and reasonable expenses of any kind (including, without limitation, the reasonable and documented fees and disbursements of counsel, limited to (x) one counsel for the Agents (plus one local counsel in each applicable jurisdiction and one specialty counsel in each applicable specialty), (y) one counsel for the Lenders (plus one local counsel in each applicable jurisdiction and one specialty counsel in each applicable specialty), and (z) in the case of an actual conflict of interest, one additional counsel in each relevant jurisdiction for each group of similarly situated affected Indemnitees, taken as a whole) incurred by such Indemnitee in response to or in defense of any investigative, administrative or judicial proceeding relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder or any related transaction; provided that no Indemnitee shall have the right to be indemnified hereunder (i) to the extent such indemnification relates to relationships of, between or among each of, or any of, the Agents, the Lenders or any Eligible Assignee or Participant, (ii) for such Indemnitee’s or any of its Related Persons’ gross negligence, bad faith or willful misconduct or the material breach by such Indemnitee or any of its Related Persons of their obligations (if any) under this Agreement, as determined by a final and non-appealable judgment of a court of competent jurisdiction or (iii) for any settlement entered into by such Indemnitee without the Company’s written consent (not to be unreasonably withheld, conditioned or delayed). This Section shall not apply to any Indemnified Taxes, Other Taxes or Excluded Taxes, which shall be covered solely by Section 8.03.
(c)    To the fullest extent permitted by applicable law, none of the Company, the Agents and the Lenders shall assert, and each of the Company, the Agents and the Lenders hereby waives, and acknowledges that no other Person shall have, any claim against the Company, any Indemnitee or any Indemnitee’s Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the transactions contemplated hereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this Section 9.04(c) shall limit the Company’s indemnity or reimbursement obligations set forth in Section 9.04(b) to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee or Indemnitee’s Related Person is entitled to indemnification hereunder.
(d)    All payments of fees and expenses and reimbursements by the Company pursuant to this Section 9.04 shall be made not later than 30 days (or during an Event of Default, not later than 10 Business Days) following receipt by the Company from the applicable Agent or Lender of an invoice setting forth in reasonable detail such amounts to be paid,
Section 9.05. Pro Rata Treatment. Except as expressly provided in this Agreement with respect to Competitive Bid Loans, in Section 9.01(a) or otherwise, (a) each borrowing from, and change in the Commitments of, the Lenders shall be made pro rata according to their respective Commitments, and (b) each payment and prepayment on the Loans shall be made to all the Lenders, pro rata in accordance with the unpaid principal amount of the Loans held by each of them.
Section 9.06. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (except as contemplated by Section 2.03, Section 2.14, Article 8 or Section 9.01), receive payment of a proportion of the aggregate amount then due with respect to the Loans held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount then due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company, other than its indebtedness hereunder; provided further, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.04(e) and 2.17(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the

Administrative Agent, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off.
Section 9.07. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of any Agent are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by each affected Lender, (i) extend or increase the Commitment of a Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 3.01 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender), (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Post-Default Rate” or to waive any obligation of the Company to pay interest at the Post-Default Rate or (iii) postpone any scheduled payment of principal of, or the date fixed for any payment of interest on, any Loan or the date fixed for termination of any Commitment (subject to an extension of the Commitment Termination Date in respect of the Loans and/or Commitments of any Lender in accordance with Section 2.15); and provided further that, no such amendment or waiver shall, unless signed by all the Lenders, (x) change the percentage of the Credit Exposures that shall be required for the Lenders or any of them to take any action under this Section 9.07 or any other provision of this Agreement or change the definition of “Required Lenders” or (y) amend, modify or waive any provision that provides for the ratable or pro rata nature of disbursements by or payments to the Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment or waiver hereunder (and any amendment or waiver which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Section 9.08. Successors and Assigns; Participations; Novation. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided that, except in accordance with Sections 5.04 and 5.07, the Company may not assign or transfer any of its respective rights or obligations under this Agreement without the consent of all Lenders.
(b)    Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment (determined as of the date of the Assignment and Assumption Agreement, with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Competitive Bid Loans, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; (iv) no such assignment shall be made to any Defaulting Lender or any of its affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (iv), (v) no such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) and (vi) no such assignment shall be made to any Disqualified Lender unless the Company has consented to such assignment to such entity, in which case such entity will not be considered a Disqualified Lender for the purpose of such assignment (but not, for the avoidance of doubt, for the purpose of any future assignments to such Disqualified Lender). Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.01, Section 8.03 and Section 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent.
(d)    Any Lender may, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to one or more banks or other financial institutions (other than a Disqualified Lender or a Defaulting Lender) (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) or (iii) of Section 9.07 that affects such Participant. Subject to paragraph (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Article 8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such Participant agrees to be subject to Section 9.06 as though it were a Lender.
(e)    A Participant shall not be entitled to receive any greater payment under Article 8 than the applicable Lender (if such Lender had not sold the participation to such Participant) would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Person if it were a Lender shall not be entitled to the benefits of Section 8.03 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 8.03(c), (d), (g) and (h) as though it were a Lender.
(f)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Lender’s rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any of the Lender’s rights and/or obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such right and/or obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining the Participant Register.
(h)    (i) No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation, shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 9.08, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation (but not, for the avoidance of doubt, for the purpose of any future assignments or participations to such Disqualified Lender)). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Company of an Assignment and Assumption Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(ii)    The Company may, if any assignment is made to any Disqualified Lender without the Company’s prior consent in violation of clause (i) above, at the expense of the assigning lender, or if any Person becomes a Disqualified Lender after the applicable Trade Date, at its own expense, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Commitment of such Disqualified Lender and repay all obligations of the Company owing to such Disqualified Lender in connection with such Commitment and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.08), all of its interest, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that (i) the Company shall not be required to pay to the Administrative Agent the assignment fee (if any) specified in Section 9.08(b) and (ii) such assignment does not conflict with applicable laws.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any federal bankruptcy laws as now or hereafter in effect (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other federal bankruptcy laws as now or hereafter in effect), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other federal bankruptcy laws as now or hereafter in effect) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right , and, in the case of this clause (B), the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Company and any updates thereto from time to time subject to the Company’s prior written consent (not to be unreasonably withheld or delayed) (collectively, the “DQ List”) on the Platform or (B) provide the DQ List to each Lender requesting the same.
Section 9.09. Designated Lenders. (a) Subject to the provisions of this subsection (a), any Lender may at any time designate an Approved Fund to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Administrative Agent consent thereto (which consents shall not be unreasonably withheld). When a Lender and its Approved Fund shall have signed an agreement substantially in the form of Exhibit I hereto (a “Designation Agreement”) and the Company and the Administrative Agent shall have signed their respective consents thereto, such Approved Fund shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Lender pursuant to Section 2.01 or 2.03, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender; (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of such Designated Lender’s obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it, and (z) such Designated Lender shall be subject to the limitations of Section 9.08(e) to the same extent as a Participant. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Company nor the Administrative Agent shall be responsible for any Designating Lender’s application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Company and the Administrative Agent assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to by the Company and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it.
(b)    Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.
Section 9.10. Visitation. Subject to restrictions imposed by applicable security clearance regulations, the Company will, upon reasonable notice, permit representatives of any Lender at such Lender’s expense to visit any of its major properties during normal business hours.
Section 9.11. Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law

(the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations of the Company hereunder.
Section 9.12. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the internal laws of the State of New York. Each of the Company, the Agents and the Lenders hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, Borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Agents and the Lenders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
Section 9.13. Integration; Effectiveness; Section Headings. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signature of each of the other parties hereto. Section headings herein and in any related documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other related document.
Section 9.14. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.15. Confidentiality. Each Lender agrees, with respect to any information delivered or made available by the Company to it, to maintain the confidentiality of such information and protect such information from unauthorized use or disclosure and to restrict disclosure to only those Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering this Agreement and the transactions contemplated hereby. Nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to its affiliates, officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of and having agreed to restrictions at least as restrictive as those set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (v) which has been publicly disclosed other than as a result of a breach of this Section, (vi) to the extent reasonably required in connection with any litigation to which any Agent, any Lender, the Company or their respective affiliates may be a party provided that the Person required to disclose such information shall take reasonable efforts to ensure that any such information so disclosed shall be afforded confidential treatment, to the extent permitted by law, rule or regulation, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section, to (a) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights and obligations under this Agreement or (b) any actual prospective party (or its Related Persons) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (ix) on a confidential basis to (a) any rating agency in connection with rating of the Company or its Subsidiaries or the credit facilities provided hereunder or (b) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder and (x) with the prior written consent of the Company; provided, however, that before any disclosure is permitted under (iii), (iv) or (vi) of this Section 9.15, each Lender shall (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental, bank regulatory or self-regulatory authority exercising examination or regulatory authority), if not legally prohibited, notify and consult with the Company, promptly and in a timely manner, concerning the information it proposes to disclose, to enable the Company to take such action as may be appropriate under the circumstances to protect the confidentiality of the information in question, and provided further that any such efforts taken by a Lender to protect the information will be at the Company’s expense. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, any other documents related hereto and the Commitments. The use of the term “confidential” in this Section 9.15 is not intended to refer to data classified by the government of the United States under laws and regulations relating to the handling of data, but is intended to refer to information and other data regarded by the Company as private.
Section 9.16. No Advisory or Fiduciary Responsibility. Each Agent, each Lender and their affiliates may have economic interests that conflict with those of the Company, its stockholders and/or its affiliates. The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their affiliates, on the one hand, and the Agents, the Lenders, and their affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of any Agent, any Lender or any of their affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
Section 9.17. USA Patriot Act. Each Lender hereby notifies the Company that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with said Act.
Section 9.18. Electronic Execution. This Agreement and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Company and each of the Administrative Agent and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Company and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature”

shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it in good faith to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements for being the maker thereof).
The Company and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, based solely on the lack of paper original copies of this Agreement and (ii) waives any claim against the Administrative Agent for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.20. Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any affiliate thereof, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any affiliate thereof, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administrative of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto or thereto).
Section 9.21. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an obligation due and owing by the Company at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Dollars, in immediately available funds, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LOCKHEED MARTIN CORPORATION
By:	/s/ Evan T. Scott
Name: Evan T. Scott
Title: Vice President and Treasurer

With notices to:

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
Attention: Treasurer

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director

With notices to:

JPMorgan Chase Bank, N.A.
8181 Communications Pkwy
Plano, Texas 75024
Attention: Jonathan R. Bennett
T:
E:

BANK OF AMERICA, N.A., as Lender
By:	/s/ Melissa Mullis
Name: Melissa Mullis
Title: Vice President

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Prathamesh Kshirsagar
Name: Prathamesh Kshirsagar
Title: Director

Bank of America, N.A.
Attention: Patricia Santos
Gateway Village-900 Building
900 W. Trade Street
Charlotte, NC 28255-0001
T:
F:
E:

Other notices as Administrative Agent:

Bank of America, N.A.
Attention: Prathamesh Kshirsagar
540 W Madison St
Mail Code: IL4-540-22-23
Chicago, IL 60661
T:
F:
E:

With a copy to:

Bank of America, N.A.
Attention: Kyle Harding
Gateway Village
900 W. Trade Street
Mail Code: NC1-026-06-03
Charlotte, NC 28255
T:
F:
E:

CITIBANK, N.A., as Lender
By:	/s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

With notices to:

Citibank, N.A.
388 Greenwich Street, 32nd Floor
New York, New York 10013
Attention: Brian Reed

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender
By:	/s/ Jaime Frontera
Name: Jaime Frontera
Title: Managing Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

With notices to:

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Michael Madnick
T:
F:
E:

MIZUHO BANK, LTD., as Lender
By:	/s/ Donna Demagistris
Name: Donna Demagistris
Title: Executive Director

With notices to:

Mizuho Bank, Ltd.
1271 Avenues of the Americas
New York, NY 10020
Attention: Emanuel Giumarra
Tel:
Email:

WELLS FARGO BANK, N.A., as Lender
By:	/s/ Adam Spreyer
Name: Adam Spreyer
Title: Director

With notices to:

Shelley Tabor
7711 Plantation Road
Floor 01
Roanoke, VA 24019-3224

BARCLAYS BANK PLC, as Lender
By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

GOLDMAN SACHS BANK USA, as Lender
By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

With notices to:

GOLDMAN SACHS BANK USA
200 West Street, New York, NY 10282
Email:
T:
Fax:

ROYAL BANK OF CANADA, as Lender
By:	/s/ Benjamin Lennon
Name: Benjamin Lennon
Title: Authorized Signatory

Sumitomo Mitsui Banking Corporation, as Lender
By:	/s/ Minxiao Tian
Name: Minxiao Tian
Title: Director

With notices to:

Sumitomo Mitsui Banking Corporation
Harborside Financial Center, Harborside 2
200 Hudson Street, Suite 401
Jersey City, NJ 07311
Attention Valerie Neuman / Carlos Pyle
E:

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender
By:	/s/ Tyrone Nicholson
Name: Tyrone Nicholson
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, as Lender
By:	/s/ Thomas J. Tarasovich
Name: Thomas J. Tarasovich
Title: Vice President

UNICREDIT BANK AG, NEW YORK BRANCH, as Lender
By:	/s/ M. Gilda Andrews
Name: M. Gilda Andrews
Title: Director

By:	/s/ Peter Daugavietis
Name: Peter Daugavietis
Title: Director

With notices to:

UNICREDIT BANK AG, NEW YORK BRANCH
150 East 42nd Street
New York, NY 10017
Attention:
E-mail:

U.S.Bank National Association, as Lender
By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

Lloyds Bank PLC, as Lender
By:	/s/ Lee Chester
Name: Lee Chester
Title: Associate Director

With notices to:

            Credit Contact:
Operations Contact:

Morgan Stanley Bank, N.A., as Lender
By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

MUFG Bank, Ltd., as Lender
By:	/s/ Vic Pierzchalski
Name: Vic Pierzchalski
Title: Managing Director

With notices to:

PNC BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ David Notaro
Name: David Notaro
Title: Senior Vice President

With notices to:

PNC Bank, National Association
Attention: Eric H. Williams
PNC Place
800 17th Street NW
3rd Floor - Mail Stop C6-CPNC-03-2
Washington, DC 20006
T:
F:
E:

Australia and New Zealand Banking Group Limited, as Lender
By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Executive Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Ira Allen
Name: Ira Allen
Title: Officer

With notices to:

Fifth Third Bank, National Association
Attention: Scott Schoenwolf
T:
E:

Riyad Bank, Houston Agency as Lender
By:	/s/ Chris Chambers
Name: Chris Chambers
Title: General Manager

By:	/s/ Roxanne Crawford
Name: Roxanne Crawford
Title: Vice President, Administrative Officer

With notices to:

SCHEDULE I

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$225,000,000
Bank of America, N.A.	$225,000,000
Citibank, N.A.	$225,000,000
Crédit Agricole Corporate and Investment Bank	$225,000,000
Mizuho Bank, LTD.	$225,000,000
Wells Fargo Bank, National Association	$225,000,000
Barclays Bank PLC	$150,000,000
Goldman Sachs Bank USA	$150,000,000
Royal Bank of Canada	$150,000,000
Sumitomo Mitsui Banking Corporation	$150,000,000
The Toronto-Dominion Bank, New York Branch	$150,000,000
The Bank of New York Mellon	$150,000,000
UniCredit Bank AG, New York Branch	$150,000,000
U.S. Bank National Association	$150,000,000
Lloyds Bank PLC	$75,000,000
Morgan Stanley Bank, N.A.	$75,000,000
MUFG Bank, LTD.	$75,000,000
PNC Bank, National Association	$75,000,000
Australia and New Zealand Banking Group Limited	$50,000,000
Fifth Third Bank, National Association	$50,000,000
Riyad Bank, Houston Agency	$50,000,000
TOTAL:	$3,000,000,000

SCHEDULE II
PRICING SCHEDULE
The “Term SOFR Margin” and “Facility Fee Rate” for any day are the respective rates per annum set forth below in the applicable row and column corresponding to the Pricing Level that apply on such day:

Pricing	Level I	Level II	Level III	Level IV	Level V
Term SOFR Margin:	56.5 bps	68.0 bps	79.5 bps	91.0 bps	100.0 bps
Facility Fee Rate:	6.0 bps	7.0 bps	8.0 bps	9.0 bps	12.5 bps

For purposes of this Schedule, the following terms have the following meanings (subject to the final paragraph of this Pricing Schedule):
“Level I Pricing” applies on any day if on such day the Company’s unsecured long-term debt is rated A+ or higher by S&P or A1 or higher by Moody’s.
“Level II Pricing” applies on any day if on such day Level I Pricing does not apply and the Company’s unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody’s.
“Level III Pricing” applies on any day if on such day neither Level I Pricing nor Level II Pricing applies and the Company’s unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody’s.
“Level IV Pricing” applies on any day if on such day none of Level I Pricing, Level II Pricing or Level III Pricing applies and the Company’s unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s.
“Level V Pricing” applies on any day if no other Pricing Level applies.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Pricing Level” refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing applies. Level I Pricing is the lowest Pricing Level and Level V Pricing the highest.
“S&P” means S&P Global Ratings, a division of S&P Global Inc. (or any successor thereto).
The credit ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The credit ratings in effect on any day are those in effect at the close of business on such day. If the Company is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level III Pricing). If the Company is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A-/Baa2 results in Level IV Pricing, as does A-/Baa3). If the Company receives notice from a Rating Agency of a change in the rating of its senior unsecured long-term debt, the Company will advise the Administrative Agent.

EXHIBIT A
NOTICE OF COMMITTED BORROWING
Pursuant to the Revolving Credit Agreement dated as of August 24, 2022 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed on the signature pages thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent, this notice represents the Company’s request to
☐    borrow on __________, 20__ $________ from the Lenders on a pro rata basis as Base Rate Loans.
☐    borrow on __________, 20__ $________ from the Lenders on a pro rata basis as Term SOFR Loans. The Interest Period for such Term SOFR Loans is requested to be a [one] [three] [six]1 month period.
The proceeds of such Loans are to be deposited in the Company’s account heretofore designated to the Administrative Agent.
The Company certifies that (i) no Event of Default has occurred and is continuing; and (ii) except as otherwise described by the Company in a writing to the Syndication Agent and waived by the Required Lenders, the representations of the Company in Article 4 of the Credit Agreement (other than, unless this is the Effective Date, Sections 4.04(c), 4.05, 4.09 and 4.10) are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

DATED:	LOCKHEED MARTIN CORPORATION

By:
Title:

1 Or any other period if consented to by all Lenders.
A-1

EXHIBIT B

FORM OF COMPETITIVE BID QUOTE REQUEST
__________, 20__
Bank of America, N.A.,
as Administrative Agent
[ ]
[ ]
Attention: ___________________
Telecopier No.: -
Reference is made to the Revolving Credit Agreement dated as of August 24, 2022 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed on the signature pages thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent.
This is a Competitive Bid Quote Request for Competitive Bid Loans pursuant to Section 2.03(b) of the Credit Agreement as follows:
(i)    The proposed funding date of the Competitive Bid Loans is ______, 20__.
(ii)    The aggregate principal amount of the proposed Competitive Bid Loans is $________.
(iii)    The duration of the Interest Period for the Competitive Bid Loans shall be [_________] [days2] [months3].
(iv)    The interest payment date[s] applicable to the proposed Competitive Bid Loans shall be ____________.

2 In the case of a Rate Auction, not less than seven days.
3 In the case of a Term SOFR Auction, not less than one month.
B-1

(v)    The Competitive Bid Quotes requested should set forth a Competitive Bid [Margin] [Rate].
Very truly yours,

LOCKHEED MARTIN CORPORATION
By:
Title:

B-2

EXHIBIT C
INVITATION FOR COMPETITIVE BID QUOTES
Pursuant to Section 2.03(c) of the Revolving Credit Agreement dated as of August 24, 2022 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed on the signature pages thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent, we, as Administrative Agent, are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Loans:
Proposed funding date: ______________

Aggregate Principal Amount	Interest Period	Interest Payment Dates
$
$
$

Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Rate].
Please respond to this invitation by no later than [10:45 A.M.] [9:15 A.M.] ([New York] time) on [date].

BANK OF AMERICA, N.A.
By:
Authorized Officer

C-1

EXHIBIT D
COMPETITIVE BID QUOTE
Bank of America, N.A.,
as Administrative Agent
[ ]
[ ]
Attention: __________________
Telecopier No.: -
Reference is made to the Revolving Credit Agreement dated as of August 24, 2022 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed on the signature pages thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent.
In response to the Competitive Bid Quote Request of the Company dated _______, 20__ and in accordance with Section 2.03(d) of the Credit Agreement, the undersigned Lender offers to make Competitive Bid Loan(s) thereunder in the following principal amount(s) at the following interest rate(s) for the following Interest Period(s):
Proposed funding date: ______, 20__
1)    (a) Interest Period: _________________________
(b) Interest payment dates: __________________

Competitive Bid
Offer	Principal Amount	Margin	Rate
1
2
3
4
5

2)    (a)    Interest Period: __________________________
(b)    Interest payment dates: ___________________
D-1

Competitive Bid
Offer	Principal Amount	Margin	Rate
1
2
3
4
5

Subject to Section 2.03(f) of the Credit Agreement, the Company may accept any Competitive Bid Quote in whole or in part and the undersigned is obligated to make any Competitive Bid Loan for which an offer as set forth above is accepted; provided that the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request.

[NAME OF BANK]
By:
Title:
Contact Name:
Telephone Number:
Telecopy Number

D-2

EXHIBIT E
NOTICE OF COMPETITIVE BID BORROWING
Pursuant to the Revolving Credit Agreement dated as of August 24, 2022 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed on the signature pages thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent, this notice represents the Company’s notice of acceptance of the following offers of Competitive Bid Loans:
(1)    Lender: ___________________;
Interest Period: ___________;
Principal Amount Accepted: $_________;
Competitive Bid [Margin/Rate] Accepted:____.
(2)    Lender: _________________;
Interest Period: ___________;
Principal Amount Accepted: $_________;
Competitive Bid [Margin/Rate] Accepted:____.
(3)    Lender: ___________________;
Interest Period: ___________;
Principal Amount Accepted: $_________;
Competitive Bid [Margin/Rate] Accepted:____.
The Company certifies that (i) no Event of Default has occurred and is continuing; and (ii) except as otherwise described by the Company in a writing to the Syndication Agent and waived by the Required Lenders, the representations of the Company in Article 4 of the Credit Agreement (other than, unless this is the Effective Date, Sections 4.04(c), 4.05, 4.09 and 4.10) are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

DATED:	LOCKHEED MARTIN CORPORATION

By:
Title:

E-1

EXHIBIT F
NOTICE OF CONVERSION/CONTINUATION
Pursuant to the Revolving Credit Agreement dated as of August 24, 2022 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed on the signature pages thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent, this notice represents the Company’s request to
☐    convert $_______ in principal amount of presently outstanding Base Rate Loans to Term SOFR Loans on _______________, 20__; the Interest Period for such Term SOFR Loans is requested to be a [one] [three] [six]4 month period.
☐    convert $_______ in principal amount of presently outstanding Term SOFR Loans with an Interest Period ended on _________, 20__ to Base Rate Loans at the end of such Interest Period.
☐    continue as Term SOFR Loans $_____ in principal amount of presently outstanding Term SOFR Loans with an Interest Period ending on _______, 20__; the Interest Period for such Term SOFR Loans commencing on the last day of such Interest Period is requested to be a [one] [three] [six]5 month period.

DATED:	LOCKHEED MARTIN CORPORATION

By:
Title:

4 Or any other period if consented to by all Lenders.
5 Or any other period if consented to by all Lenders.
F-1

EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE
Bank of America, N.A.,
as Administrative Agent
[address]
Attention:____________
Re: Compliance Certificate
Ladies and Gentlemen:
Reference is made to the Revolving Credit Agreement dated as of August 24, 2022 among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed therein (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Agreement).
This Certificate is furnished to the Administrative Agent for the benefit of the Lenders pursuant to Section 5.01 of the Agreement.
The undersigned, __________ , hereby certifies to the Administrative Agent for the benefit of the Lenders as follows:
1.    Authority. I am the duly elected, qualified and acting __________ of the Company.
2.    This Certificate is for the period ended _______ __, 20__ (the “Certification Date”).
3.    No Default. To my knowledge, no Default has occurred or is continuing as of the date of this Certificate, except as set forth below:
4.    Maximum Leverage Ratio Calculation. The financial data and computations supporting the Company’s compliance on and as of the Certification Date with the financial covenant contained in Section 5.09 of the Agreement are set forth below, and such financial data and computations are true, correct, and complete:
(i)    All indebtedness for borrowed money, ESOP guarantees and Finance Lease Obligations reported as debt in the consolidated financial statements of the Company and the Consolidated Subsidiaries:

(ii)    All indebtedness for borrowed money and Finance Lease Obligations incurred by third parties and guaranteed by the Company or a Consolidated Subsidiary not otherwise reported as debt in the consolidated financial statements of the Company and the Consolidated Subsidiaries:
Note: for purposes of Sections 4(i) and (ii), (A) indebtedness will exclude (x) Debt of the Consolidated Subsidiaries in the aggregate up to the greater of (A) $300,000,000 and (B) 1.5% of Stockholders’ Equity and (y) Debt consisting of guarantees up to the greater of (A) $600,000,000 and (B) 3.0% of Stockholders’ Equity and (B) at any time the Company or any Subsidiary enters into a definitive agreement for the acquisition (including pursuant to any amalgamation, merger or consolidation) with payment of total consideration greater than $100,000,000, any Debt incurred for the purpose of financing, in whole or in part, any such acquisition shall be disregarded until such acquisition shall have been consummated.

A. Debt and Finance Lease Obligations ((i) plus (ii)):
B. Stockholders’ Equity:
Actual leverage (A)/(A+B):
Maximum Allowable Leverage:	%

Note: for purposes of calculating the financial covenant contained in Section 5.09 of the Agreement, Stockholders’ Equity, may, at the option of the Company, exclude non-cash asset impairments in an amount of up to $750,000,000 for the period from the Effective Date to the Commitment Termination Date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date set forth below.

LOCKHEED MARTIN CORPORATION

Name:
Title:

Dated: ________, 20__

EXHIBIT H
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and [INSERT NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Facility, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:
2.    Assignee:
    [and is an [affiliate][Approved Fund] of [identify Lender]6]
3.    Borrower: Lockheed Martin Corporation
4.    Administrative Agent:     Bank of America, N.A., as the administrative agent under the Credit Agreement
6 Select as applicable.

5.    Credit Agreement:    That certain Revolving Credit Agreement dated as of August 24, 2022 among, inter alios, Lockheed Martin Corporation, a Maryland corporation, JPMorgan Chase Bank, N.A., as Syndication Agent, the lenders from time to time party thereto and Bank of America, as Administrative Agent.
6.    Assigned Interest:

Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans	CUSIP Number
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and]7 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to:]8

Lockheed Martin Corporation
By:
Name:
Title:

7 To be added only if the consent of the Administrative Agent is required by Section 9.08(b) of the Credit Agreement.
8 To be added only if the consent of the Borrower is required by Section 9.08(b) of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness or sufficiency of the Credit Agreement, (iii) the financial condition of the Borrower, any of its Subsidiaries or affiliates or any other Person obligated in respect of the Credit Agreement, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under the Credit Agreement.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.08 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), including that it is not a Disqualified Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Person, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile, email (as a “pdf” or “tif” attachment) or other similar electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT I
DESIGNATION AGREEMENT
dated as of ________________ __, _____
Reference is made to the Revolving Credit Agreement dated as of August 24, 2022 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among, inter alios, Lockheed Martin Corporation, a Maryland corporation (the “Company”), the lenders listed on the signature pages thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent.
_________________ (the “Designator”) and ________________ (the “Designee”) agree as follows:
1.    The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.
2.    The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
3.    The Designee (i) confirms that it is an Approved Fund; (ii) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; (iii) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement; and (iv) agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement.
4.     The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement.

5.     Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Company, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.
6.     Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Lender pursuant to Section 2.01 or 2.03 of the Credit Agreement and the rights of a Lender related thereto. The making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.
7.    This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.
Effective Date:______ __, ____

[NAME OF DESIGNATOR]
By:
Name:
Title:

[NAME OF DESIGNEE]
By:
Name:
Title:

The undersigned consent to the foregoing designation.

LOCKHEED MARTIN CORPORATION
By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

EXHIBIT J
FORM OF EXTENSION AGREEMENT
Bank of America, N.A.,
as Administrative Agent
under the Revolving Credit Agreement
referred to below

Ladies and Gentlemen:
    The undersigned hereby agrees to extend, effective [Extension Date], the Commitment Termination Date under the Revolving Credit Agreement dated as of August 24, 2022 (as amended from time to time, the “Revolving Credit Agreement”) among, inter alios, Lockheed Martin Corporation, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, for one year to [date to which the Commitment Termination Date is extended]. Terms defined in the Revolving Credit Agreement are used herein with the same meaning.
This Extension Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[LENDERS]
By:
Name:
Title:

Agreed and accepted:

LOCKHEED MARTIN CORPORATION
By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

J-1

EXHIBIT K-1
FORM OF COMMITTED NOTE
New York, New York
[Date]
For value received, LOCKHEED MARTIN CORPORATION, a Maryland corporation (the “Borrower”), promises to pay to the order of _______________, (the “Lender”), for the account of its Applicable Lending Office, the unpaid principal amount of each Committed Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below (i) on the Commitment Termination Date, and (ii) on any date that the aggregate principal amount of all Loans then outstanding exceeds the Total Commitments, but ratably only to the extent of such excess. The Borrower promises to pay interest on the unpaid principal amount of each such Committed Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, N.A., ABA #026009593, New York, NY, Account #1366072250600, Account Name: Wire Clearing Acct for Syn Loans-LIQ, Reference: Lockheed Martin Corporation.
All Committed Loans made by the Lender, the respective types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Committed Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This note is one of the Committed Notes referred to in the Revolving Credit Agreement dated as of August 24, 2022 among, inter alios, the Borrower, the banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.
K-1-1

LOCKHEED MARTIN CORPORATION
By:
Title:
K-1-2

Committed Note (cont’d)
LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Notation made By

K-1-3

EXHIBIT K-2
FORM OF COMPETITIVE BID NOTE
New York, New York
[Date]
For value received, LOCKHEED MARTIN CORPORATION, a Maryland corporation (the “Borrower”), promises to pay to the order of _______________ (the “Lender”), for the account of its Applicable Lending Office, the unpaid principal amount of each Competitive Bid Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period applicable to such Competitive Bid. The Borrower promises to pay interest on the unpaid principal amount of each such Competitive Bid Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, N.A., ABA #026009593, New York, NY, Account #1366072250600, Account Name: Wire Clearing Acct for Syn Loans-LIQ, Reference: Lockheed Martin Corporation.
All Competitive Bid Loans made by the Lender, the respective types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Competitive Bid Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This note is one of the Competitive Bid Notes referred to in the Revolving Credit Agreement dated as of August 24, 2022 among, inter alios, the Borrower, the banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents, and Bank of America, N.A., as Administrative Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

LOCKHEED MARTIN CORPORATION
By:
Title:
K-2-1

Competitive Bid Note (cont’d)
COMPETITIVE BID LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Notation made By

K-2-2